Exhibit 10.1
NINTH AMENDMENT TO COMBINED CREDIT AGREEMENTS
            THIS NINTH AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of September 17, 2010 (this “Amendment”), is entered into by and among QUICKSILVER RESOURCES INC., a Delaware corporation (the “U.S. Borrower”), QUICKSILVER RESOURCES CANADA INC., an Alberta, Canada corporation (the “Canadian Borrower”), each of the Lenders (as defined in the U.S. Credit Agreement (as hereinafter defined)) party hereto (together with its successors and assigns, the “U.S. Lenders”), each of the Lenders (as defined in the Canadian Credit Agreement (as hereinafter defined)) party hereto (together with its successors and assigns, the “Canadian Lenders” and, together with the U.S. Lenders, the “Consenting Combined Lenders”), JPMORGAN CHASE BANK, N.A., as global administrative agent (in such capacity, the “Global Administrative Agent”), and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”).
W I T N E S S E T H:
            1.        The U.S. Borrower, the Global Administrative Agent, the other Agents party thereto and the U.S. Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “U.S. Credit Agreement”), pursuant to which the U.S. Lenders agreed to make loans to, and extensions of credit on behalf of, the U.S. Borrower.
            2.        The Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent, the other Agents party thereto and the Canadian Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Canadian Credit Agreement” and, together with the U.S. Credit Agreement, the “Combined Credit Agreements”), pursuant to which the Canadian Lenders agreed to make loans to, and extensions of credit on behalf of, the Canadian Borrower.
            3.        The U.S. Borrower and the Canadian Borrower (collectively, the “Combined Borrowers”) have requested (a) that the U.S. Credit Agreement be amended to increase the sublimit for issuances of Letters of Credit to U.S.$75,000,000 and (b) that the U.S. Credit Agreement be amended to amend certain terms of the U.S. Credit Agreement in certain respects as provided in this Amendment.
            4.        The U.S. Borrower has advised the Global Administrative Agent, the Canadian Administrative Agent and the Combined Lenders that the U.S. Borrower and its Wholly-Owned Subsidiaries Cowtown Gas Processing L.P. and Cowtown Pipeline L.P. (the “Selling Subsidiaries”) have entered into a Purchase Agreement (the “Purchase Agreement”), a copy of which is attached as Exhibit I to this Amendment, with First Reserve Crestwood Holdings LLC (“Buyer”), a newly formed acquisition subsidiary owned by Crestwood Midstream Partners II, LLC, a portfolio company of First Reserve Corporation, pursuant to which the following transactions may occur: (i) the U.S. Borrower, through the Selling Subsidiaries, will sell to Buyer all of its direct or indirect Equity Interests (collectively, the “MLP Interests”) in

Quicksilver Gas Services LP (“MLP”), including (a) 100% of its Equity Interests in Quicksilver Gas Services Holdings LLC, a Delaware limited liability company and the direct owner of 100% of the outstanding membership interests in Quicksilver Gas Services GP LLC, a Delaware limited liability company and MLP’s sole general partner, and (b) all of its common units, subordinated units, general partner units and incentive distribution rights in MLP, (ii) Buyer will purchase from the U.S. Borrower the Subordinated Promissory Note dated August 10, 2007 (“MLP Note”), issued by MLP to the U.S. Borrower, and (iii) the U.S. Borrower, the Selling Subsidiaries and/or Buyer shall enter into other agreements related to the sale of the MLP Interests as specified in the Purchase Agreement. The transactions described in this paragraph (including, without limitation, the transactions contemplated by the Purchase Agreement) and the transactions contemplated by the last sentence of Section II of this Amendment and which expressly relate to the transactions contemplated by the Purchase Agreement (including, without limitation, any amendments to, and consents under, the Combined Loan Documents which may be effected by this Amendment and actions that the Loan Parties are required to take in connection therewith on or before the MLP Sale Transactions Closing Date (as defined below)) are collectively referred to herein as the “MLP Sale Transactions.”
            5.        The U.S. Borrower and the Canadian Borrower have requested that the Combined Lenders consent to the consummation of the MLP Sale Transactions, and, in reliance on the representations and warranties of the U.S. Borrower and the Canadian Borrower contained herein, and subject to the terms, and satisfaction or waiver of the conditions precedent, set forth herein, the Consenting Combined Lenders consent to the consummation of the MLP Sale Transactions as provided in Section II hereof.
            6.        Subject to and upon the terms and conditions set forth herein, the Combined Lenders have agreed to the Combined Borrowers’ requests.
            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
            I.        Amendments to U.S. Credit Agreement. In reliance on the representations and warranties of the U.S. Borrower and the Canadian Borrower contained herein, and subject to the terms, and satisfaction of the conditions precedent, set forth in Section IV hereof, the U.S. Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section I:
            A.      Amendment to Definition of Permitted Investment. The definition of “Permitted Investment” contained in Section 1.1 of the U.S. Credit Agreement shall be amended to delete the reference to “and” at the end of clause (x) thereto, to replace the period at the end of clause (y) thereto and replace it with a reference to “; and”, and to add a new clause (z) thereto which shall read in full as follows:
“(z) the Investment by the Borrower in the Canadian Borrower made within 10 Business Days after the consummation of the MLP Sale Transactions, in an amount (based, if such Investment is made in U.S. Dollars, on the then existing U.S. Dollars to Canadian Dollars rate of exchange and the Borrower’s estimate of a contingency for fluctuation between the time of investment and conversion to

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Canadian Dollars) not to exceed the amount of the Canadian Obligations then outstanding, which Investment proceeds shall be used by the Canadian Borrower to repay such Canadian Obligations promptly following receipt thereof.”
            B.      Additional Definitions. Section 1.1 of the U.S. Credit Agreement shall be amended by inserting the following definitions in appropriate alphabetical order:
            “MLP Sale Transactions” has the meaning given to the term “MLP Sale Transactions” in the Ninth Amendment.
            “Ninth Amendment” means that certain Ninth Amendment to Combined Credit Agreements dated as of September 17, 2010, by and among the Borrower, the Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent and the Combined Lenders party thereto.
            C.      Amendment to Letters of Credit Provision. Subsection (i) of Section 2.5(b) of the U.S. Credit Agreement shall be amended by amending and restating such subsection in its entirety to read in full as follows:
            “(i) the aggregate LC Exposure shall not exceed U.S. $75,000,000”
            II.        Consent to MLP Sale Transactions. The U.S. Borrower and the Canadian Borrower hereby request that the Combined Lenders consent to the consummation of the MLP Sale Transactions and waive any violation of the U.S. Credit Agreement that would otherwise exist or arise on the consummation of the MLP Sale Transactions in the absence of such consent. In reliance on the representations and warranties of the U.S. Borrower and the Canadian Borrower contained herein, and subject to the terms, and satisfaction of the conditions precedent, set forth in Section III hereof, the Consenting Combined Lenders hereby consent to the consummation of the MLP Sale Transactions as of the MLP Sale Transactions Closing Date (hereinafter defined) and waive any violation of the U.S. Credit Agreement that would otherwise exist or arise upon the consummation of the MLP Sale Transactions in the absence of such consent. Effective as of the MLP Sale Transactions Closing Date, the Global Administrative Agent is hereby authorized and directed to execute and deliver such documents and instruments, including without limitation lien releases, as may be required to release the Liens of the Global Administrative Agent upon the MLP Interests and the MLP Note.
            III.        Effectiveness of MLP Sale Transactions. The consent contained in Section II hereof shall be effective as of the date when the following conditions precedent have been satisfied (the “MLP Sale Transactions Closing Date”):
            A.      The MLP Sale Transactions shall be consummated on or prior to December 31, 2010 and on materially the same terms and conditions described in the Purchase Agreement (including, without limitation, the MLP Sale Transactions shall be consummated for the consideration set forth therein).
            B.      The Global Administrative Agent shall have received (i) copies of all material agreements evidencing the MLP Sale Transactions, including any and all supplements, amendments or modifications thereto, which documents, and supplements, amendments or

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modifications thereto shall be certified by the Borrower as true, correct and complete, (ii) all conditions precedent to the effectiveness of the MLP Sale Transactions shall have been satisfied or waived to the extent not materially adverse to the interests of the Combined Lenders, and (iii) any other documents and information regarding the MLP Sale Transactions reasonably requested by the Global Administrative Agent.
            IV.        Conditions Precedent to Amendment. This Amendment shall be effective as of the date first set forth above when the following conditions precedent have been satisfied (the “Effective Date”):
            A.      The Global Administrative Agent shall have received counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent and the Majority Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).
            B.      The Combined Borrowers shall have paid (i) all reasonable out-of-pocket fees and expenses of counsel for the Global Administrative Agent incurred, to the extent the same have been invoiced and sent to the U.S. Borrower at least two (2) Business Days prior to the Effective Date, including all such out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and any other Combined Loan Documents to be executed and delivered in connection therewith and (ii) any and all fees payable to Global Administrative Agent or certain Combined Lenders pursuant to or in connection with this Amendment in consideration for the agreements set forth herein.
            C.      No Default, Event of Default, Global Borrowing Base Deficiency, U.S. Borrowing Base Deficiency or Global Availability Deficiency shall have occurred which is continuing.
            V.        Reaffirmation of Representations and Warranties. To induce the Combined Lenders and the Global Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrower hereby reaffirm, as of the date hereof, the following:
            (i)      The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the “Combined Loan Parties”) set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date and, except to the extent waived in writing by the Combined Lenders, the Required Lenders, the Majority Lenders, the U.S. Lenders or the U.S. Required Lenders, as applicable).
            (ii)      Each of the Combined Loan Parties (a) is a corporation or limited partnership duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all corporate or limited partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now

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conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation or limited partnership in each jurisdiction where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.
            (iii)      The execution, delivery and performance of this Amendment and the other Combined Loan Documents by each Combined Loan Party (to the extent each Combined Loan Party is a party to this Amendment and such Combined Loan Documents) (a) are within such Combined Loan Party’s corporate or limited partnership powers, (b) when executed will be duly authorized by all necessary corporate or limited partnership action, (c) require no action by or in respect of, or filing with, any Governmental Authority (other than (1) actions or filings pursuant to the Exchange Act and (2) actions or filings that have been taken or made and are in full force and effect) and (d) do not contravene, or constitute a default under, any provision of applicable Governmental Rule (including, without limitation, Regulation U) or of the articles or certificate of incorporation, bylaws, regulations, partnership agreement or comparable charter documents of any Combined Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Combined Loan Party or result in the creation or imposition of any Lien on any Borrowing Base Property or Collateral other than the Liens securing the Combined Obligations.
            (iv)      This Amendment and each other Combined Loan Document constitutes, or when executed and delivered will constitute, valid and binding obligations of each Combined Loan Party which is a party thereto, enforceable against each such Combined Loan Party which executes the same in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar Governmental Rules affecting creditors’ rights generally, and (b) equitable principles of general applicability (whether enforcement is sought by proceedings at law or in equity).
            (v)      Neither a Default nor an Event of Default has occurred and will exist under either Combined Credit Agreement after giving effect to the transactions contemplated by this Amendment or the other Combined Loan Documents or the MLP Sale Transactions, after giving effect to the amendments and consents contained herein. Neither the U.S. Borrower or any of its Subsidiaries nor the Canadian Borrower or any of its Subsidiaries is in default under, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under, any Material Agreement to which the U.S. Borrower or any of its Subsidiaries or the Canadian Borrower or any of its Subsidiaries is a party or by which the U.S. Borrower or any of its Subsidiaries or the Canadian Borrower or any of its Subsidiaries is bound which default would reasonably be expected to have a Material Adverse Effect. The U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.
            (vi)      No event or events have occurred since December 31, 2009 which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

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            VI.      Defined Terms. Capitalized terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.
            VII.      Reaffirmation of Combined Credit Agreements.   This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.
            VIII.      Governing Law.   THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
            NOTWITHSTANDING THE FOREGOING SENTENCE AND AFTER GIVING EFFECT TO THE TEXTUAL AMENDMENTS CONTAINED IN SECTION I OF THIS AMENDMENT, (i) THE U.S. CREDIT AGREEMENT (AS AMENDED HEREBY) SHALL CONTINUE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW SPECIFIED IN SECTION 10.9(a) OF THE U.S. CREDIT AGREEMENT, AND (ii) THE CANADIAN CREDIT AGREEMENT SHALL CONTINUE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW SPECIFIED IN SECTION 10.9(a) OF THE CANADIAN CREDIT AGREEMENT.
            IX.      Severability of Provisions.   Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
            X.      Counterparts.   This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy (or other electronic transmission acceptable to the Global Administrative Agent) shall be effective as delivery of a manually executed counterpart of this Amendment.
            XI.      Headings.   Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
            XII.     Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that neither the U.S. Borrower nor the Canadian Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by either the U.S. Borrower or the Canadian Borrower without such consent shall be null and void). Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person

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(other than the parties hereto, and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Amendment.
            XIII.   No Oral Agreements.   THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
            XIV.   Loan Document.   This Amendment constitutes a “Loan Document,” a “Canadian Loan Document” and a “Combined Loan Document” under and as defined in the U.S. Credit Agreement, and a “Loan Document,” a “U.S. Loan Document” and a “Combined Loan Document” under and as defined in the Canadian Credit Agreement.
[Signature Pages to Follow]

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            IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the undersigned Combined Lenders, the Global Administrative Agent and the Canadian Administrative Agent have executed this Amendment as of the date first above written.

U.S. BORROWER

QUICKSILVER RESOURCES INC.,
a Delaware corporation, as U.S. Borrower

By:	/s/ Vanessa Gomez LaGatta

Name: Vanessa Gomez LaGatta
Title: Vice President - Treasurer

CANADIAN BORROWER

QUICKSILVER RESOURCES CANADA INC., an Alberta, Canada corporation, as Canadian Borrower

By:	/s/ Vanessa Gomez LaGatta

Name: Vanessa Gomez LaGatta
Title: Vice President - Treasurer
Each of the undersigned (i) acknowledge, consent and agree to this Amendment and each of the terms and provisions contained herein, and (ii) agree that the Combined Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ACKNOWLEDGED, CONSENTED AND AGREED TO as of the date first above written:

COWTOWN GAS PROCESSING L.P., a Texas limited partnership

By:	Cowtown Pipeline Management, Inc., its general partner

	By:	/s/ Vanessa Gomez LaGatta

Name: Vanessa Gomez LaGatta
Title: Vice President - Treasurer
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COWTOWN PIPELINE MANAGEMENT, INC., a Texas corporation

By:	/s/ Vanessa Gomez LaGatta

Name: Vanessa Gomez LaGatta
Title: Vice President - Treasurer

COWTOWN PIPELINE FUNDING, INC., a Delaware corporation

By:	/s/ Vanessa Gomez LaGatta

Name: Vanessa Gomez LaGatta
Title: Vice President - Treasurer

COWTOWN PIPELINE L.P., a Texas limited partnership

By:	Cowtown Pipeline Management, Inc., its
general partner

	By:	/s/ Vanessa Gomez LaGatta

Name: Vanessa Gomez LaGatta
Title: Vice President - Treasurer
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AGENTS AND COMBINED LENDERS

JPMORGAN CHASE BANK, N.A., as Global Administrative Agent and as a U.S. Lender

By:	/s/ Stephen L. Lescher

Stephen L. Lescher
Senior Vice President
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JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Administrative Agent and as a Canadian Lender

By:	/s/ Michael N. Tam

Name:	Michael N. Tam

Title:	Senior Vice President

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BANK OF AMERICA, N.A., as a U.S. Lender

By:	/s/ Ronald E. McKaig

Name:	Ronald E. McKaig

Title:	Senior Vice President

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BNP PARIBAS, as a U.S. Lender

By:	/s/ Edward Pak

Name:	Edward Pak

Title:	Vice President

By:	/s/ Betsy Jocher

Name:	Betsy Jocher

Title:	Director

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UBS LOAN FINANCE LLC, as a U.S. Lender

By:	/s/ Mary E. Evans

Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa

Name: Irja R. Otsa
Title: Associate Director
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THE BANK OF NOVA SCOTIA, as a U.S. Lender

By:	/s/ David Mills

Name: David Mills
Title: Managing Director
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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a U.S. Lender

By:	/s/ Paul O’Leary

Name:	Paul O’Leary

Title:	Director

By:	/s/ Erin Morrissey

Name:	Erin Morrissey

Title:	Vice President

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THE ROYAL BANK OF SCOTLAND plc, as a U.S. Lender

By:	/s/ Phillip Ballard

Name: Phillip Ballard
Title: Managing Director
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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, f/k/a CALYON NEW
YORK BRANCH, as a U.S. Lender

By:	/s/ Tom Byargeon

Name:	Tom Byargeon

Title:	Managing Director

By:	/s/ Sharada Manne

Name:	Sharada Manne

Title:	Director

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CITIBANK, N.A., as a U.S. Lender

By:	/s/ John F. Miller

Name:	John F. Miller

Title:	Attorney-in-Fact

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UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as a U.S. Lender

By:	/s/ Doug Gale

Name:	Doug Gale

Title:	Vice President

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WELLS FARGO BANK, N.A., as a U.S. Lender

By:	/s/ David C. Brooks

Name:	David C. Brooks

Title:	Director

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TORONTO DOMINION (TEXAS) LLC, as a U.S. Lender

By:	/s/ Debbi L. Brito

Name:	Debbi L. Brito

Title:	Authorized Signatory

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U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Heather Han

Name:	Heather Han

Title:	Vice President

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SUMITOMO MITSUI BANKING CORPORATION, as a U.S. Lender

By:

Name:

Title:

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COMPASS BANK, as a U.S. Lender

By:	/s/ Dorothy Marchand

Name:	Dorothy Marchand

Title:	Senior Vice President

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SOCIÉTÉ GÉNÉRALE, as a U.S. Lender

By:	/s/ Stephen W. Warfel

Name: Stephen W. Warfel
Title: Managing Director
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COMERICA BANK, as a U.S. Lender

By:	/s/ James A. Morgan

Name:	James A. Morgan

Title:	Vice President

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STERLING BANK, as a U.S. Lender

By:	/s/ Jeff Forbis

Jeff Forbis
Senior Vice President
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CIBC INC., as a U.S. Lender

By:	/s/ Dominic J. Sorresso

Name: Dominic J. Sorresso
Title: Executive Director

CIBC World Markets Corp.
Authorized Signatory
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KEYBANK, N.A., as a U.S. Lender

By:	/s/ David Morris

Name: David Morris
Title: Vice President
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EXPORT DEVELOPMENT CANADA, as a U.S. Lender

By:	/s/ Janine Dopson

Name:	Janine Dopson

Title:	Senior Loan Asset Manager

By:	/s/ Matthew Devine

Name:	Matthew Devine

Title:	Asset Manager

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BARCLAYS BANK PLC, as a U.S. Lender
By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH [f/k/a CREDIT SUISSE Cayman Islands Branch], as a U.S. Lender
By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Vice President

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

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SCOTIABANC INC., as a U.S. Lender
By:	/s/ J. F. Todd
Name:	J. F. Todd
Title:	Managing Director

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GOLDMAN SACHS BANK USA, as a U.S. Lender
By:	/s/ Allison O’Connor
Name: Allison O’Connor
Title: Authorized Signatory

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BANK OF AMERICA, N.A. (by its Canada branch), as a Canadian Lender
By:	/s/ Clara McGibbon
Name:	Clara McGibbon
Title:	Assistant Vice President

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BNP PARIBAS (CANADA), as a Canadian Lender
By:
Name:
Title:

By:
Name:
Tile:

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UBS AG, CANADA BRANCH, as a Canadian Lender
By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

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THE BANK OF NOVA SCOTIA, as a Canadian Lender
By:	/s/ David Mills
Name: David Mills
Title: Managing Director

By:
Name:
Title:

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DEUTSCHE BANK AG CANADA BRANCH, as a Canadian Lender
By:
Name:
Title:

By:
Name:
Title:

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, f/k/a CALYON NEW YORK BRANCH, as a Canadian Lender
By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

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CITIBANK, N.A., CANADIAN BRANCH, as a Canadian Lender
By:	/s/ Ivan Davey
Name:	Ivan Davey
Title:	Authorised Signer

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UNION BANK, CANADA BRANCH (formerly known as Union Bank of California, N.A., Canada Branch), as a Canadian Lender
By:	/s/ Phil Taylor
Name:	Phil Taylor
Title:	Senior Vice President
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WELLS FARGO FINANCIAL CORPORATION CANADA, as a Canadian Lender
By:
Name:
Title:

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THE TORONTO-DOMINION BANK, as a Canadian Lender
By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

U.S. BANK NATIONAL ASSOCIATION, as a Canadian Lender
By:	/s/ Paul Rodgers
Name:	Paul Rodgers
Title:	Principal Officer

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

SUMITOMO MITSUI BANKING CORPORATION OF CANADA, as a Canadian Lender
By:
Name:
Title:

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

SOCIÉTÉ GÉNÉRALE (CANADA BRANCH), as a Canadian Lender
By:	/s/ David Baldoni
Name: David Baldoni
Title: Managing Director

By:	/s/ Diane Gagnon
Name: Diane Gagnon
Title: Director

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

COMERICA BANK, CANADA BRANCH, as a Canadian Lender
By:	/s/ Omer Ahmed
Name: Omer Ahmed
Title: Portfolio Manager

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

CANADIAN IMPERIAL BANK OF COMMERCE, as a Canadian Lender
By:	/s/ Scott Fraser
Name:	Scott Fraser
Title:	Director

By:	/s/ Dale Meger
Name:	Dale Meger
Title:	Authorized Signatory

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

KEYBANK, N.A., as a Canadian Lender
By:	/s/ David Morris
Name:	David Morris
Title:	Vice President

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

BARCLAYS BANK PLC, as a Canadian Lender

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

CREDIT SUISSE, TORONTO BRANCH, as a Canadian Lender
By:
Name:
Title:

By:
Name:
Title:

[Signature Page]
Ninth Amendment to Combined Credit Agreements
Quicksilver Resources Inc.

EXHIBIT I
PURCHASE AGREEMENT
[attached hereto]
Exhibit I – Purchase Agreement

EXECUTION COPY
PURCHASE AGREEMENT
dated as of
July 22, 2010
among
FIRST RESERVE CRESTWOOD HOLDINGS LLC,
COWTOWN GAS PROCESSING L.P.,
COWTOWN PIPELINE L.P.
AND
QUICKSILVER RESOURCES INC.

TABLE OF CONTENTS

Exhibit A	–	Transition Services Agreement
Exhibit B	–	Determination of Earn-Out Payment
Exhibit C	–	Joint Operating Agreement
Exhibit D	–	Second Amendment to Gas Gathering Agreement (Lake Arlington Dry System)
Exhibit E	–	Assignment Agreement (Holdings LLC Interests)
Exhibit F	–	Assignment Agreement (KGS Note)
Exhibit G	–	Second Amendment to Sixth Amended and Restated Gas Gathering and Processing Agreement (Cowtown Facilities)
Exhibit H	–	Amendment to Gas Gathering Agreement (Alliance System)
Exhibit I	–	Liquids Assignment and Assumption Agreement
 iv

PURCHASE AGREEMENT
            AGREEMENT (this “Agreement”) dated as of July 22, 2010 among First Reserve Crestwood Holdings LLC, a Delaware limited liability company (“Buyer”), Cowtown Gas Processing L.P., a Texas limited partnership (“Cowtown Gas”), Cowtown Pipeline L.P., a Texas limited partnership (“Cowtown Pipeline”, and together with Cowtown Gas, the “Selling Subsidiaries”), and Quicksilver Resources Inc., a Delaware corporation (“Seller”).
W  I  T  N  E  S  S  E  T  H :
            WHEREAS, Seller, through its 100% ownership of the Selling Subsidiaries, owns 100% of the outstanding membership interests (the “Holdings LLC Interests”) of Quicksilver Gas Services Holdings LLC, a Delaware limited liability company (“Holdings LLC”);
            WHEREAS, Holdings LLC owns (i) 100% of the outstanding membership interests (the “Gas Services GP LLC Interests”) of Quicksilver Gas Services GP LLC, a Delaware limited liability company (“Gas Services GP”), (ii) 5,696,752 Common Units (as defined below), and (iii) 11,513,625 Subordinated Units (as defined below);
            WHEREAS, Gas Services GP owns 469,944 General Partner Units (as defined below) and 100% of the outstanding Incentive Distribution Rights (as defined below);
            WHEREAS, on August 10, 2007 Quicksilver Gas Services LP, a Delaware limited partnership (“KGS”) executed that certain Subordinated Promissory Note payable to Seller in the original principal amount of $50,000,000 (the “KGS Note”); and
            WHEREAS, Buyer desires to purchase the Holdings LLC Interests from the Selling Subsidiaries and the KGS Note from Seller, and Seller desires to sell the KGS Note to Buyer and to cause the Selling Subsidiaries to sell the Holdings LLC Interests to Buyer, upon the terms and subject to the conditions set forth herein.
            NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
Definitions
            Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:
            “Accounting Firm” means a nationally recognized firm of independent accountants agreed upon by Seller and Buyer.
            “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that after the Closing Date none of the Sold Entities shall be considered an Affiliate of Seller and each of the Sold Entities will be an Affiliate of Buyer.
            “Amendment to the Gas Gathering Agreement” means the Amendment to the Gas Gathering Agreement substantially in the form attached hereto as Exhibit H.
            “Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.
            “Balance Sheet Date” means December 31, 2009.
            “Benefit Plan” means any and all “employee benefit plans” within the meaning of Section 3(3) of ERISA (including multiemployer plans within the meaning of Section 3(37) of ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity-based compensation, stock purchase, stock appreciation, fringe benefit, vacation, paid time off or other similar agreements, plans, programs, policies, understandings or arrangements, whether oral or written, formal or informal, legally binding or not.
            “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
            “Business Employee” means each of the individuals set forth on Section 3.19(c) of the Seller Disclosure Schedules.
            “Business Employee Plan” means each Benefit Plan (i) that is sponsored, maintained, provided or contributed to or required to be sponsored, maintained,

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provided or contributed to by Seller or any of its Subsidiaries, including any of the Sold Entities, or to which Seller or any of its Subsidiaries, including any of the Sold Entities is a party, in each case providing compensation or benefits to any current or former employee or director of any of the Sold Entities or any current or former Seconded Employee or (ii) under which any of the Sold Entities has had or has any present or future liability.
            “Class B Units” has the meaning set forth in the KGS Partnership Agreement.
            “Closing Date” means the date of the Closing.
            “Code” means the United States Internal Revenue Code of 1986.
            “Common Units” has the meaning set forth in the KGS Partnership Agreement.
            “Contract” means a note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other legally binding instrument or contractual obligation.
            “Debt Financing” means the debt financing contemplated by the commitment letter with the Financing Sources and the term sheets attached thereto, and any replacement financing that Buyer may seek to obtain in the event that the aforementioned debt financing otherwise becomes unavailable.
            “Earn-Out Payment” has the meaning assigned to such term on Exhibit B to this Agreement.
            “Effective Hire Date” means (i) for Business Employees, the Closing Date; and (ii) for Inactive Business Employees, if later than the Closing Date, the date of their return to active employment with Buyer or any of its Affiliates.
            “Environmental Laws” means any Applicable Law relating to the protection of the environment, natural resources, wildlife or human health (to the extent relating to exposure to toxic or hazardous materials).
            “Environmental Permits” means any and all permits, licenses, registrations, approvals, exemptions and any other authorization in each case required under any Environmental Law.
            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

3

            “ERISA Affiliate” of any entity means any other entity (whether or not incorporated) which, together with such entity, would be treated as a single employer under Section 414 of the Code.
            “Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements to provide debt financing in connection with the Debt Financing, including Bank of America, N.A., Banc of America Securities LLC, BNP Paribas, BNP Paribas Securities Corp., Royal Bank of Canada, RBC Capital Markets and those Persons named in any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto together with their Affiliates, officers, directors, employees and representatives involved in such debt financing and their successors and assigns (other than, in each case, First Reserve Fund XII, L.P. and its Affiliates together with its and their respective officers, directors, employees and representatives).
            “GAAP” means generally accepted accounting principles in the United States.
            “General Partner Units” has the meaning set forth in the KGS Partnership Agreement.
            “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof, and any arbitrating body, commission or quasi-governmental authority or self-regulating organization of competent authority exercising or enlisted to exercise similar power or authority.
            “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
            “Incentive Distribution Right” has the meaning set forth in the KGS Partnership Agreement.
            “Indebtedness” means (i) any indebtedness or other liability or obligation for borrowed money (including accrued but unpaid interest); (ii) any indebtedness or other liability or obligation for the deferred and unpaid purchase price of property or services (excluding, for the avoidance of doubt, current trade payables in the ordinary course of business); (iii) any other indebtedness or other liability or obligation that is evidenced by a note, bond (other than surety bonds), debenture or similar instrument; (iv) any and all indebtedness or other liabilities and amounts owed in respect of acceleration, termination, cancellation or prepayment of any indebtedness for borrowed money; (v) any indebtedness under financing or capital leases; (vi) any indebtedness secured by a Lien on any property of the Sold Entities; and (vii) any indebtedness or other liability or obligation that would otherwise be classified as “debt” on a balance sheet of any

4

Sold Entity or KGS on a consolidated basis, in any such case, prepared in accordance with GAAP on a consistent basis.
            “Intellectual Property Right” means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, Internet domain name, and know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.
            “Joint Operating Agreement” means a joint operating agreement among KGS, Seller and Gas Services GP substantially in the form attached hereto as Exhibit C.
            “KGS Balance Sheet” means the audited consolidated balance sheet of KGS and its subsidiaries as of December 31, 2009 and the footnotes thereto set forth in the KGS 10-K.
            “KGS Entities” means KGS and each of the Subsidiaries.
            “KGS Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP dated as of February 19, 2008.
            “KGS 10-K” means KGS’ annual report on Form 10-K for the fiscal year ended December 31, 2009.
            “knowledge of Seller”, “Seller’s knowledge” or any other similar knowledge qualification in this Agreement means to the actual knowledge after reasonable inquiry of Glenn Darden, Philip W. Cook, Thomas F. Darden and Jeff Cook.
            “KWK Entities” means Holdings LLC and Gas Services GP.
            “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.
            “Liquids Assignment and Assumption Agreement” means the Liquids Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit I.
            “Material Adverse Effect” means any change, event, circumstance, development or occurrence that, individually or in the aggregate with all other changes, events, circumstances, developments and occurrences, has had or would reasonably be expected to have a material adverse effect on (a) the condition

5

(financial or otherwise), business, assets, liabilities or results of operations of the Sold Entities, taken as a whole, excluding any change, event, circumstance, development or occurrence to the extent resulting from, arising out of or relating to (i) this Agreement (including the execution and announcement thereof) or the transactions contemplated hereby (provided that the exception in this clause (i) shall not apply to Section 3.08(iii)), (ii) changes or conditions affecting the natural gas transportation, gathering and processing industry generally, (iii) changes in oil or natural gas commodity prices, (iv) changes in economic, market, financial, regulatory or political conditions generally, (v) acts of war, terrorism, earthquakes, hurricanes, tornadoes or other natural disasters, (vi) changes in Applicable Law or GAAP, (vii) seasonal fluctuations affecting any of the Sold Entities or the natural gas transportation, gathering and processing industry generally, (viii) the failure of any Sold Entity to meet any internal forecasts or budgets for any period prior to, on or after the date of this Agreement (provided that any change, event, circumstance, development or occurrence underlying such failure that is not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred) or (ix) any change in the price of the Common Units on the New York Stock Exchange, except to the extent any of the changes, events, circumstances, developments or occurrences referred to in clauses (ii), (iii), (iv), (v), (vi) or (vii) above materially and disproportionately impact the Sold Entities, taken as a whole, as compared to other companies in the industries in which the Sold Entities operate (in which event only the extent of such material and disproportionate impact over the extent of the impact on such other companies may be taken into account in determining whether a Material Adverse Effect has occurred) or (b) the ability of Seller or the Selling Subsidiaries to perform their respective obligations under or arising out of this Agreement or the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, except to the extent relating to those matters set forth in Section 1.01 of the Seller Disclosure Schedules.
            “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other toxic or hazardous substances of any kind, in each case that are regulated pursuant to or could give rise to liability under any Environmental Law.
            “1933 Act” means the Securities Act of 1933.
            “1934 Act” means the Securities Exchange Act of 1934.

6

            “Omnibus Agreement” means that Omnibus Agreement among Gas Services GP, Seller and KGS, dated as of the date of closing of KGS’ initial public offering.
            “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments or modifications thereto.
            “Partnership Interests” means Common Units, General Partner Units, Incentive Distribution Rights, Class B Units and Subordinated Units.
            “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
            “Post-Closing Tax Period” means any Tax period beginning after the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.
            “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.
            “Quicksilver Counties” means the following counties in the State of Texas: Denton, Hood, Somervell, Johnson, Tarrant, Parker, Bosque and Erath.
            “Release” means any release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, escaping, leaching, or dumping.
            “Second Amendment to Gas Gathering Agreement” means Second Amendment to Gas Gathering Agreement substantially in the form attached hereto as Exhibit D.
            “Second Amendment to Sixth Amended and Restated Gas Gathering and Processing Agreement” means Second Amendment to Sixth Amended and Restated Gas Gathering and Processing Agreement substantially in the form attached hereto as Exhibit G.
            “Seconded Employee” has the meaning set forth in the Secondment Agreement.

7

            “Secondment Agreement” means the Services and Secondment Agreement, dated as of August 10, 2007, by and between Seller and Gas Services GP.
            “Seller Disclosure Schedules” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Seller to Buyer prior to the execution and delivery of this Agreement.
            “Seller’s Names and Marks” means the names and marks “Quicksilver” and “KGS” and any name or mark confusingly similar to or including any of the foregoing.
            “Sold Entities” means each of Holdings LLC, Gas Services GP, KGS and the Subsidiaries.
            “Sold Entities Intellectual Property Rights” means all Intellectual Property Rights owned by the Sold Entities.
            “SOX” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
            “Straddle Tax Period” means a Tax period that begins on or before the Closing Date and ends after the Closing Date.
            “Subordinated Units” has the meaning set forth in the KGS Partnership Agreement.
            “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, managers, general partner or other persons performing similar functions are directly or indirectly owned or controlled by KGS.
            “Tax” means (i) any tax or like fee, charge, levy or other assessment imposed by any Governmental Authority, including any excise, property, income, sales, transfer, margin, franchise, payroll, withholding or social security (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of any of the Sold Entities being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date.
            “Tax Return” means all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or

8

supporting information or schedules) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes and including any supplement or amendment thereof.
            “Third Party” means any Person other than Seller, Buyer or any of their respective Affiliates.
            “Transaction Documents” means this Agreement, the Confidentiality Agreement, the Transition Services Agreement, the Joint Operating Agreement, Second Amendment to Sixth Amended and Restated Gas Gathering and Processing Agreement, Amendment to the Gas Gathering Agreement, the Liquids Assignment and Assumption Agreement and Second Amendment to Gas Gathering Agreement.
            “Transaction Expenses” means all fees and expenses of Seller and its Affiliates (other than KGS and the Subsidiaries) in connection with the negotiation, preparation and delivery of the Transaction Documents and the consummation of the purchase and sale of the Holdings Interests and the transactions contemplated by this Agreement and the other Transaction Documents.
            “Transfer Taxes” means federal, state, local or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
            “Transition Services Agreement” means a transition services agreement between Seller and KGS substantially in the form attached hereto as Exhibit A.
            “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
            “WARN” means the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local law.
            (b)      Each of the following terms is defined in the Section set forth opposite such term:

9

Term	Section
Acceptable Confidentiality Agreement	5.04(b)
Acquisition Proposal	5.04(e)(i)
Agreement	Preamble
Alternative Transaction	13.03(b)
Allocation Schedule	2.04(a)
Assumed FSA Balance	9.01(i)
Buyer	Preamble
Buyer FSA	9.01(i)
Buyer Warranty Breach	12.02(b)
Capex Budget	5.01(b)
Certificate of Creditable Coverage	9.01(e)
Closing	2.02
Closing Payment	2.01(a)
Confidentiality Agreement	6.01
Continuation Coverage	9.01(p)
Cowtown Gas	Preamble
Cowtown Pipeline	Preamble
Creditors’ Rights	3.02
Current Employee	9.01(b)
Current Representation	13.13(a)
Damages	12.02(a)
Designated Person	13.13(a)
ERISA Affiliate	3.20(d)
Fundamental Representations	10.02(b)
Gas Services GP	Preamble
Gas Services GP LLC Interests	Preamble
Holdings LLC	Preamble
Holdings LLC Interests	Preamble
Indemnified Party	12.03(a)
Indemnifying Party	12.03(a)
KGS	Preamble
KGS Note	Preamble
KGS SEC Documents	3.09
Legal Requirement	3.15
Material Contracts	3.13(c)
Master Services Agreement	7.08
Notice	5.04(d)(ii)
Permitted Liens	3.16
Post-Closing Representation	13.13(a)
Potential Contributor	12.06
Preceding Quarter	2.05(b)
Pro-Rata Distribution Amount	2.05(a)
Purchase Price	2.01

Term	Section
Qualifying Buyer Warranty Breach	12.02(b)
Qualifying Warranty Breach	12.02(a)
Relevant Period	9.01(c)
Representatives	5.04(a)
Restricted Businesses	5.07(a)
Right-of-Way	3.16(b)
SEC	3.09
Securities	2.01
Seller	Preamble
Seller FSA	9.01(i)
Selling Subsidiaries	Preamble
Superior Proposal	5.04(e)(ii)
Tax Damages	8.04(a)
Tax Indemnified Party	8.04(d)
Tax Indemnifying Party	8.04(d)
Third-Party Claim	12.03(a)
Termination Date	11.01(b)
Terminating Partnership	8.01
Termination Fee	13.03(a)
Third Quarter Financials	5.06(a)
2007 Equity Plan	3.06(a)
Warranty Breach	12.02(a)
            Section 1.02.  Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed to include any such law or statute as amended from time to time, any rules and regulations promulgated thereunder and any and all Applicable Law.
ARTICLE 2
Purchase and Sale
            Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement at the Closing (i) the Selling Subsidiaries shall, and Seller shall cause the Selling Subsidiaries to, sell to Buyer, and Buyer agrees to purchase from the Selling Subsidiaries, the Holdings LLC Interests, free and clear of any Liens and (ii) Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the KGS Note, free and clear of any Liens (together with the Holdings LLC Interests, the “Securities”). The purchase price for the Securities (the “Purchase Price”) shall be paid as provided in Section 2.02 and shall be the aggregate of:
            (a)      $701,000,000 in cash payable at Closing (the “Closing Payment”); and
            (b)      any Earn-Out Payment which may become payable after Closing pursuant to Section 2.03.
            Section 2.02. Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than two Business Days, after satisfaction of the conditions set forth in Article 10 (other than any conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time or place as Buyer and Seller may agree in writing; provided that, unless otherwise agreed in writing by Buyer and Seller, the Closing shall not occur earlier than October 7, 2010; provided further, however, that in the event that the Closing does not occur on or prior to October 31, 2010, the Closing shall not, unless otherwise agreed by Buyer, occur until the later of (x) December 9, 2010 and (y) 30 days after Seller’s delivery to Buyer of the Third Quarter Financials. At the Closing:
            (a)      Buyer shall deliver to Seller (or one or more Affiliates of Seller as designated prior to Closing by Seller) the Closing Payment in immediately available funds by wire transfer to an account of Seller (or one or more Affiliates of Seller as designated prior to Closing by Seller) designated by Seller, by notice to Buyer, which notice shall be delivered not later than two Business Days prior to the Closing Date.
            (b)       Buyer and each of the Selling Subsidiaries shall execute and deliver an agreement of assignment assigning to Buyer all of the Selling Subsidiaries’ right, title and interest in, to and under the Holdings LLC Interests substantially in the form attached hereto as Exhibit E;
            (c)       Buyer and Seller shall execute and deliver an agreement of assignment assigning to Buyer all of Seller’s right, title and interest in, to and under the KGS Note in substantially the form attached hereto as Exhibit F; and
            (d)       Seller shall deliver to Buyer the written resignations requested by Buyer or otherwise required to be delivered by Seller, in each case, pursuant to Section 5.08.
            Section 2.03. Earn-Out Payments. Buyer shall pay to Seller any Earn-Out Payment as and when determined in accordance with Exhibit B, in cash in immediately available funds by wire transfer to an account designated by Seller by notice to Buyer. Solely for U.S. federal income tax purposes, a portion of any Earn-Out Payment shall be treated as interest as required by Section 483 or 1274 of the Code.
            Section 2.04. Allocation. (a) As soon as practicable after Closing (but in no event later than 60 days after Closing), Buyer shall deliver to Seller a schedule setting forth the fair market value of the KGS Note and the assets of the KWK Entities and the KGS Entities (the “Allocation Schedule”) for tax purposes (which, for the avoidance of doubt, shall be in the aggregate based on the Purchase Price and such other items, such as liabilities of the KWK Entities and the KGS Entities, as are appropriately taken into account). Seller shall have the right to consent to the allocation contained in the Allocation Schedule (such consent not to be unreasonably withheld). If Seller does not consent to the Allocation Schedule within 20 days of its delivery by Buyer, Buyer and Seller shall use commercially reasonable efforts to resolve such dispute within 30 days. In the event that Buyer and Seller are unable to resolve such dispute within 30 days, Buyer and Seller shall submit such dispute to the Accounting Firm to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected in the Allocation Schedule shall be adjusted to reflect such resolution. The fees and expenses of the Accounting Firm shall be borne 50% by Buyer and 50% by Seller.
            (b)       For all Tax purposes, except as mandated by Applicable Law, the parties hereto agree to treat, and to cause their respective Affiliates to treat, any payment to any party required by Sections 2.03, 2.05, 8.02, 8.04 and 12.02 of this Agreement as an adjustment to the Purchase Price.
            Section 2.05. Proration of Closing Quarterly Dividend. (a) Within three Business Days after Buyer or any of its Affiliates receives the regular quarterly cash distribution paid by KGS in respect of the quarter in which the Closing occurs, Buyer shall pay to Seller an amount in cash equal to the Pro Rata Distribution Amount. The “Pro Rata Distribution Amount” shall equal the product of (a) the aggregate amount of the cash distribution received by Buyer or any of its Affiliates from KGS in respect of the Partnership Interests to be purchased indirectly by Buyer pursuant to this Agreement multiplied by (b) a fraction, the numerator of which is the number of days in such quarter prior to and including the Closing Date, and the denominator of which is the number of days in such quarter.
            (b)      In the event that the Closing Date occurs on or before the record date relating to the distribution by KGS for the quarter immediately preceding the quarter in which the Closing occurs (the “Preceding Quarter”), in addition to any amounts to be paid by Buyer to Seller pursuant to Section 2.05(a), Buyer shall pay to Seller 100% of the quarterly cash distribution received by Buyer or any of its Affiliates from KGS in respect of the Partnership Interests to be purchased indirectly by Buyer pursuant to this Agreement for the Preceding Quarter. The payment shall be made no later than three Business Days following the receipt by Buyer or any of its Affiliates of such distribution.
ARTICLE 3
Representations and Warranties of Seller
            Except as set forth in (i) the Seller Disclosure Schedules, subject to the provisions of Section 13.11 or (ii) the KGS SEC Documents that are publicly available prior to the date hereof (excluding any forward looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive or forward-looking in nature, in each case that are general in nature and do not contain a reasonable level of detail about the specific risk of which they warn), Seller and the Selling Subsidiaries jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date that:
            Section 3.01. Corporate Existence and Power. Seller, each of the Selling Subsidiaries and each of the Sold Entities is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate (or similar) power and all material governmental licenses, qualifications, authorizations, registrations, permits, consents, variances and approvals required to carry on their respective businesses as now conducted. The Sold Entities are in material compliance with all such governmental licenses, qualifications, authorizations, registrations, permits, consents and approvals, and no suspension, revocation, cancellation or declaration of invalidity of any such licenses, qualifications, authorizations, registrations, permits, consents, variances or approvals is pending, or to the knowledge of Seller, threatened. Each Sold Entity is duly qualified to do business as a foreign corporation or other applicable entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the outstanding capital stock, equity interests or other voting securities of each Subsidiary is owned by KGS, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities).
            Section 3.02. Corporate Authorization. The execution, delivery and performance by Seller and the Selling Subsidiaries of this Agreement and each of the other Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby are within Seller’s and the Selling Subsidiaries’ corporate (or similar) powers and have been duly authorized by all necessary corporate action on the part of Seller and each of the Selling Subsidiaries. Each of the transactions described in Section 7.07 (other than Section 7.07(a)(iii)) have been approved by the Conflicts Committee of Gas Services GP on or prior to the date hereof. This Agreement is, and the other Transaction Documents to which they are a party are or will be when executed and delivered at the Closing, as applicable, duly executed and delivered by Seller and/or the Selling Subsidiaries, as applicable. This Agreement constitutes, and each of the other Transaction Documents entered into or to be entered at the Closing by them will constitute when entered into a valid and binding agreement of Seller and/or the Selling Subsidiaries, as applicable, enforceable against Seller and/or the Selling Subsidiaries in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).
            Section 3.03. Governmental Authorization. The execution, delivery and performance by Seller and the Selling Subsidiaries of this Agreement and each of the other Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing or notification by Seller or any Selling Subsidiary with any

Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1934 Act; and (iii) any such action or filing as to which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
            Section 3.04. No Undisclosed Liabilities of the KWK Entities; Activities of KWK Entities. There are no liabilities of any KWK Entity of any kind (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable or otherwise), other than liabilities set forth on Section 3.04 of the Seller Disclosure Schedule. Holdings LLC does not have any assets (other than its equity ownership in Gas Services GP and KGS), employees or is otherwise party to any Contract (other than its Organizational Documents). Holdings LLC does not and has not conducted any operations or business other than its holding of equity in Gas Services GP and KGS.
            Section 3.05. Finder’s Fee. (a) Except for UBS Securities LLC, whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any of its subsidiaries or Affiliates who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
            (b)       None of the Sold Entities have incurred or will be liable for any Transaction Expenses.
            Section 3.06. Capitalization; Ownership. (a) Seller indirectly owns 100% of the outstanding equity interests of each Selling Subsidiary. The Selling Subsidiaries are the sole owners, beneficially and of record, of 100% of the outstanding Holdings LLC Interests free and clear of any Lien and will transfer and deliver to Buyer at the Closing good and valid title to the Holdings LLC Interests free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). Holdings LLC is the sole owner, beneficially and of record, of (i) 100% of the outstanding Gas Services GP LLC Interests free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities), (ii) 5,696,752 Common Units free and clear of any Lien and, except as expressly set forth in the KGS Partnership Agreement, free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities) and (iii) 11,513,625 Subordinated Units free and clear of any Lien and, except as expressly set forth in the KGS Partnership Agreement, free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). Gas Services

GP is the sole owner, beneficially and of record, of (x) 469,944 General Partner Units, which constitute 100% of the outstanding General Partner Units and (y) 100% of the outstanding Incentive Distribution Rights, in each case, free and clear of any Lien and, except as expressly set forth in the KGS Partnership Agreement, free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). As of the date of this Agreement, there were 16,988,429 Common Units outstanding, 11,513,625 Subordinated Units outstanding, 469,944 General Partner Units outstanding and 547,772 Phantom Units outstanding under KGS’ Second Amended and Restated 2007 Equity Plan (the “2007 Equity Plan”), of which 516,263 represent the right to receive 516,263 Common Units upon vesting of such Phantom Units and 31,509 represent the right to receive a cash payment equal to the Fair Market Value (as defined under the 2007 Equity Plan) of a Common Unit upon the vesting of such Phantom Unit, in each case, pursuant to the terms of the 2007 Equity Plan. There are no Class B Units outstanding.
            (b)       All of the outstanding Holdings LLC Interests, Gas Services GP LLC Interests, Common Units, Subordinated Units, General Partner Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the KGS Partnership Agreement and are fully paid (to the extent required under the KGS Partnership Agreement) and non-assessable (except as such nonassessability is affected by the Delaware Revised Uniform Limited Partnership Act) and were not issued in violation of any pre-emptive rights, right of first refusal, right of first offer or similar rights of any Person. Except as set forth in this Section 3.06, there are no outstanding (i) units of capital stock, equity interests or voting securities of any of the Sold Entities, (ii) securities of any of the Sold Entities convertible into or exchangeable or exercisable for shares of capital stock, equity interests or voting securities of the Sold Entities or equity-based awards or (iii) options or other rights to acquire from Seller, the Selling Subsidiaries or any of the Sold Entities, or other obligation (whether firm or contingent) of any of the Sold Entities to issue, any capital stock, equity interests, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity interests or voting securities of any of the Sold Entities. There are no outstanding obligations of any of the Sold Entities to repurchase, redeem or otherwise acquire any of the securities referred to in Sections 3.06(b)(i), 3.06(b)(ii) and 3.06(b)(iii) (or Section 3.06(a)).
            (c)       None of the Sold Entities has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with the holders of equity interests in such Sold Entities on any matter or with respect to any matter pertaining to any Sold Entity.

            (d)       Except for its ownership of equity interests in another Sold Entity, no Sold Entity owns any equity interests or other securities in any other Person or has any obligation or commitment to make any investment in or otherwise acquire any equity interests or other securities of any Person. A true and complete list of each Subsidiary and the equityholders thereof is set forth in Section 3.06(d) of the Seller Disclosure Schedules.
            (e)       There are no voting trusts, proxies, agreements, commitments or understandings of any character to which Seller or the Selling Subsidiaries are bound with respect to the voting or transfer of the equity interests or other securities of the KWK Entities. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which any KGS Entity is a party or by which any of them is bound with respect to the holding, voting or disposition of any shares of capital stock or other equity interests or securities of any KGS Entity.
            Section 3.07. Ownership of KGS Note. Seller is the record and beneficial owner of the KGS Note and will transfer and deliver to Buyer at the Closing valid title to the KGS Note free and clear of any Lien.
            Section 3.08. Noncontravention. The execution, delivery and performance by Seller and the Selling Subsidiaries of this Agreement and the other Transactions Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with the Organizational Documents of Seller, the Selling Subsidiaries or any of the Sold Entities, (ii) assuming compliance with the matters referred to in Section 3.03, violate or conflict with any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of or conflict with, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of Seller, the Selling Subsidiaries or any of the Sold Entities or to a loss of any benefit to which Seller, the Selling Subsidiaries or any of the Sold Entities is entitled under any provision of any Contract binding upon Seller, the Selling Subsidiaries or any of the Sold Entities or (iv) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) upon any assets or properties of the Sold Entities, except in the case of clauses (ii), (iii) and (iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
            Section 3.09. KGS SEC Documents. KGS has timely filed with or furnished to the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by KGS since January 1, 2009 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, and as the same may have been supplemented, modified or amended since the time of filing, the “KGS SEC Documents”). As of its filing date (and as of the date of any amendment), each KGS SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each KGS SEC Document did not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
            Section 3.10. Financial Statements; SOX Compliance. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of KGS included or incorporated by reference in the KGS SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of KGS and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, partners’ capital and cash flows for the periods then ended (subject to normal year-end audit adjustments that are not expected to be, individually or in the aggregate, material to KGS on a consolidated basis and the absence of footnotes in the case of any unaudited interim financial statements).
            (b)       KGS is and has been since January 1, 2009, in compliance in all material respects with the provisions of SOX applicable to it and the certifications provided pursuant to Sections 302 and 906 thereof were accurate when made. None of KGS or the Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.
            (c)       KGS and the Subsidiaries have established and maintain internal controls over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. KGS and the Subsidiaries have designed and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) to ensure that material information required to be disclosed by KGS and the Subsidiaries in the KGS SEC Documents, or in the documents to be filed or furnished by Seller to the SEC, as applicable, that KGS or Seller, as applicable, files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the KGS’s or Seller’s, as applicable, officers by others as appropriate to allow timely decisions regarding required disclosure in accordance with the requirements of the 1934 Act.
            (d)       KGS has disclosed, based on the most recent evaluation, to its auditors, the audit committee of the Gas Services GP’s Board of Directors and to Buyer, and Seller has disclosed, based on the most recent evaluation, to its auditors, the audit committee of its board of directors and to Buyer (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect any of KGS’ and the Subsidiaries’ ability to record, process, summarize and report financial and information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the KGS’ and the Subsidiaries’ internal control over financial reporting.
            Section 3.11. Absence of Certain Changes. Since the Balance Sheet Date there has not been any Material Adverse Effect. Since the Balance Sheet Date through the date of this Agreement, (a) the business of each of the Sold Entities has been conducted in the ordinary course consistent with past practices, (b) Holdings LLC has not conducted any business or operations other than the direct or indirect holding of equity interests in the KGS Entities (c) the assets of the Sold Entities have been operated and maintained as a gathering system exempt from FERC jurisdiction under Section 1(b) of the Natural Gas Act; (d) there has not been any damage, destruction or loss to any of the assets of the Sold Entities, whether or not covered by insurance, that would be material to the Sold Entities, taken as a whole; and (e) none of Seller, the Selling Subsidiaries or the Sold Entities has agreed, resolved, authorized or committed to do or otherwise taken any action which, if it had been taken or done after the date of this Agreement would require the prior written consent of Buyer under Sections 5.01(b)(iv), (v), (vi), (vii), (x) or (xiv) or Section 5.04(c).
            Section 3.12. No Undisclosed Material Liabilities. There are no liabilities of any KGS Entity of any kind (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable or otherwise), other than (i) liabilities disclosed, reflected, reserved against or otherwise provided for in the KGS Balance Sheet or disclosed in the notes thereto; (ii) liabilities which, if known, would not be required under GAAP to be shown on the KGS Balance Sheet or disclosed in the notes thereto in accordance with GAAP; (iii) liabilities incurred in the ordinary course of business since the Balance Sheet Date; and (iv) other undisclosed liabilities which, individually or in the aggregate, are not material to KGS and the Subsidiaries, taken as a whole.
            Section 3.13. Material Contracts. (a) True and complete copies of the Organizational Documents as in effect on the date hereof of each of the Sold Entities have been provided to Buyer prior to the date hereof.

            (b)       As of the date hereof, no Sold Entity is a party to or bound by:
           (i)       any lease (whether of real or personal property) providing for annual rentals of $250,000 or more that cannot be terminated by any Sold Entity on not more than 60 days’ notice without payment by such Sold Entity of any material penalty;
           (ii)       except as contemplated by the Capex Budget, any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that cannot be terminated by any Sold Entity on not more than 60 days’ notice without payment by any of the Sold Entities of any material penalty;
           (iii)       any sales, distribution or other similar agreement providing for the sale by any of the Sold Entities of materials, supplies, goods, services, equipment or other assets that provides for annual payments to any of the Sold Entities of $100,000 or more;
           (iv)       any partnership, joint venture or other similar agreement or arrangement;
           (v)       any Contract relating to the acquisition or disposition of any business or assets (whether by merger, sale of stock, sale of assets or otherwise) with a purchase price of $100,000 or more;
           (vi)       any Contract relating to the creation, incurrence, assumption or guarantee of any Indebtedness, except any such Contract with an aggregate outstanding principal amount not exceeding $5,000,000;
           (vii)       any Contract that limits the freedom of any of the Sold Entities and/or their Affiliates to compete in any line of business or with any Person or in any area;
           (viii)       any material Contract that relates to any commodity or interest rate swap, cap or collar or other similar hedging or derivate transactions;
           (ix)        any Contract relating to the gathering, processing, treating, transportation, storage, sale or purchase of natural gas, condensate or other liquid or gaseous hydrocarbons or the products therefrom, or the provision of services related thereto (including any operation, operation servicing or maintenance Contract) in each case that involves annual revenues or payments in excess of $5,000,000;

           (x)       except as contemplated by the Capex Budget, any Contract relating to the construction of capital assets or other capital expenditures; or
           (xi)       any Contract with Seller or any of its Affiliates (other than the Sold Entities) or any director or officer of Seller or any of its Affiliates that will not be terminated at or prior to the Closing without premium, penalty or payment on the part of any party thereto.
            (c)       As of the date hereof, each Contract required to be disclosed pursuant to Section 3.13(b) or Section 3.17(b) (collectively, the “Material Contracts”) is a valid and binding agreement of a Sold Entity and is in full force and effect. As of the date hereof, no Sold Entity or, to the knowledge of Seller, any other party thereto is in default or breach in any respect under the terms of any such Contract, except for any such defaults or breaches which would not, individually or in the aggregate, reasonably be expected to be material to the Sold Entities, taken as a whole. Except as contemplated by the Transaction Documents, as of the date hereof, no party to any Material Contract has, to the knowledge of Seller, threatened or intends to cancel, terminate or modify any Material Contract. Seller has made available to Buyer prior to the date hereof a true and correct copy of each Material Contract.
            Section 3.14. Litigation. There are no actions, suits, investigations or proceedings pending against or, to the knowledge of Seller, threatened (including any cease and desist letter and invitation to take a license) against, Holdings LLC or Gas Services GP (other than in its capacity as general partner of KGS) before any Governmental Authority. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of Seller, threatened (including any cease and desist letter and invitation to take a license) against, Gas Services GP (in its capacity as general partner of KGS) or the KGS Entities before any Governmental Authority which is reasonably likely to be, individually or in the aggregate, material to the KGS Entities, taken as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any of the other Transaction Documents; provided that, for purposes of Seller’s indemnification obligations for Warranty Breaches pursuant to Section 12.02(a), the representation and warranty made in the second sentence of this Section 3.14 will be deemed to be made only as of the date of this Agreement.
            Section 3.15. Compliance with Laws and Court Orders. (a) Each Sold Entity is and has been since January 1, 2009 in compliance with, and no Sold Entity is, or has been since January 1, 2009, in violation of (or has received any notices of violation with respect to) any Applicable Law, except, in the case of the KGS Entities and Gas Services GP in its capacity as general partner of KGS, for violations which would not, individually or in the aggregate, reasonably be expected to be material to the Sold Entities, taken as a whole. None of the Sold Entities, or any of their respective assets or properties, is, or has been since January 1, 2009, subject to, or bound by, any order, injunction, judgment, decree, ruling or other similar requirement (each, a “Legal Requirement”) enacted, adopted, promulgated or applied by a Governmental Authority (other than Legal Requirements of general applicability) except, in the case of the KGS Entities and Gas Services GP in its capacity as general partner of KGS, such Legal Requirements as would not reasonably be expected to be, individually or in the aggregate, material to the Sold Entities taken as a whole, interfere in any material respect with the conduct of the business of the Sold Entities taken as a whole, or materially delay or impair the ability of Seller and the Selling Subsidiaries to consummate the transactions contemplated by the Transaction Documents.
            (b)       None of the Sold Entities are subject to regulation under any applicable U.S. state laws or regulations (1) as a “public utility”, “public service company” or similar designation(s), or as a “holding company” or similar designation of such regulated entity, or (2) respecting the rates charged by, or the financial or organizational regulation of, public utilities, common carriers or their affiliates. Neither the assets nor the business of the Sold Entities as currently owned and operated is subject to regulation under the Natural Gas Act or the Natural Gas Policy Act of 1978, as amended.
            Section 3.16. Properties. (a) KGS and the Subsidiaries have good and valid fee title to, or have valid interests by easement, Contract or otherwise in, all property and assets (whether real, personal, tangible or intangible) reflected on the KGS Balance Sheet or acquired after the Balance Sheet Date in all material respects to all real and personal property that is necessary for KGS and the Subsidiaries to conduct its business as currently being conducted. Gas Services GP and each of the KWK Entities have good and valid fee title to, or have valid rights of interests by easement, Contract or otherwise in, all property and assets (whether real, personal, tangible or intangible) used in the business of Gas Services GP or the KWK Entities, as applicable. None of any of the aforementioned property or assets is subject to any Lien, except (i) Liens disclosed on Section 3.16 of the Seller Disclosure Schedules; (ii) Liens disclosed on the KGS Balance Sheet or notes thereto; (iii) Liens for taxes, assessments and similar charges that are not yet due or are being contested in good faith; (iv) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith; (v) Liens incurred in the ordinary course of business since the Balance Sheet Date none of which are material to the ownership, use or operation of the assets of the Sold Entities; or (vi) other Liens which are not, individually or in the aggregate, material to the ownership, use or operation of the assets of the Sold Entities, taken as whole (clauses (i) –(vi) of this Section 3.16 are, collectively, the “Permitted Liens”).
            (b)       Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Sold Entity has such easements, licenses, rights-of-way, permits, servitudes, leasehold estates, instruments creating an interest in real property, and other similar real estate interests (each, a “Right-of-Way”) that are necessary for the Sold Entities to own, use and operate their respective assets and properties in the manner that such assets and properties are currently owned, used and operated, and each such Right-of-Way is valid and free and clear of all Liens (other than Permitted Liens), (ii) the Rights-of-Way grant the rights purported to be granted thereby, (iii) each Sold Entity conducts its business and has and is being operated in a manner that does not violate in any material respect any of the Rights-of-Way, (iv) each Sold Entity has fulfilled and performed all of its material obligations with respect to such Rights-of-Way and (v) no event has occurred or circumstance exists that allows, or after the giving of notice or the passage of time, or both, would allow limitation, revocation or termination of any Right-of-Way or would result in any impairment of the rights of the holder of any such Rights-of-Way. All pipelines operated by the Sold Entities are subject to Rights-of-Way, and there are no gaps (including any gap arising as a result of any breach by any Sold Entity of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that have not and would not reasonably be expected to, individually or in the aggregate, materially impair the conduct of the business of the Sold Entities, taken as a whole, as currently, and as currently planned by the Sold Entities to be, conducted.
            (c)       All tangible personal property owned, leased or licensed by the Sold Entities is adequate for its present uses in all material respects.
             Section 3.17. Intellectual Property. (a) Section 3.17(a) of the Seller Disclosure Schedules contains a complete and accurate list, and identifies the owner, of all material registrations and applications for registration included in the Sold Entities Intellectual Property Rights. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Sold Entities own, license or otherwise have a valid right to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property Rights necessary to the conduct of the business of the Sold Entities as currently conducted.
            (b)        Section 3.17(b) of the Seller Disclosure Schedules sets forth a list of all material agreements (excluding licenses for commercial off the shelf software with annual fees of less than $100,000 that are generally available on nondiscriminatory pricing terms) to which any of the Sold Entities is a party and pursuant to which any Sold Entity obtains the right to use any Licensed Intellectual Property Right.
            (c)       No Sold Entities Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by any of the Sold Entities or restricting the licensing thereof by any of the Sold Entities to any Person, except for any judgment, injunction, order, decree or agreement which would not reasonably be expected to be, individually or in the aggregate, material to the Sold Entities, taken as a whole.
            (d)       The conduct of each Sold Entity’s business has not infringed or misappropriated any Intellectual Property Right of any Third Party, except for such infringements or misappropriations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
            Section 3.18. Environmental Matters. Except as to matters that would not reasonably be expected to be, individually or in the aggregate, material to the Sold Entities, taken as a whole:
            (a)     (i) no written notice, order, request for information, complaint or penalty has been received by any of Seller, the Selling Subsidiaries or the Sold Entities, and (ii) there are no actions, suits, investigations or proceedings pending or, to the knowledge of Seller, threatened, in the case of each of (i) and (ii), which allege a violation of, or liability under, any Environmental Law and relate to any of the Sold Entities;
            (b)     the Sold Entities have all Environmental Permits necessary for their operations as currently conducted to comply with all applicable Environmental Laws and are in compliance with all of, and since January 1, 2009 have not violated any of, the terms of such Environmental Permits and are in compliance with all, and since January 1, 2009 have not violated any, applicable Environmental Laws;
            (c)     there is and has been no Release or threatened Release of any Materials of Environmental Concern by any Sold Entity or, to the knowledge of Seller, any other Person at, on, under or about any real property currently or, to the knowledge of Seller, formerly owned, leased, or operated by any of the Sold Entities (during the period owned, leased or operated by any of the Sold Entities) or, to the knowledge of Seller, at any other location, in each case that could reasonably be expected to give rise to any liability of any Sold Entity under any Environmental Law;
            (d)       none of the Sold Entities has entered into any consent decree or other written agreement with any Governmental Authority under any

Environmental Law, and none of the Sold Entities is subject to any judgment, decree or order relating to compliance with any Environmental Law; and
            (e)       there is no written environmental audit, assessment, report, study or similar document in the possession or control of Seller, the Selling Subsidiaries or any Sold Entity concerning any issue of actual or potential noncompliance with or actual or potential liability under any Environmental Law and relating to the business of the Sold Entities or any property currently or formerly owned, operated or leased by the Sold Entities that has not been delivered to Buyer prior to the date hereof.
            Except as set forth in this Section 3.18, no representations or warranties are being made with respect to matters arising under or relating to Environmental Laws or other environmental matters.
            Section 3.19. Employees. (a) No Business Employee is a member of, represented by or otherwise subject to a labor union or other similar organization or a collective bargaining agreement or other similar agreement with any labor union or organization, or work rules or practices agreed to with any labor organization, in each case with respect to such Business Employee’s employment by Seller or any of its Affiliates.
            (b)     Since the Balance Sheet Date, there has been no, and there currently is no, labor strike, dispute, request for representation, union organization attempt, walkout, slowdown or stoppage actually pending or, to Seller’s knowledge, threatened against or affecting Seller or any of its Affiliates with respect to the Business Employees, and no question concerning representation has been raised or is, to Seller’s knowledge, threatened with respect to the Business Employees.
            (c)     Section 3.19(c) of the Seller Disclosure Schedules sets forth a complete and correct list, as of the date hereof, of all Business Employees, including each Business Employee’s title, base salary or hourly rate of pay, bonus payment for 2009, start date, service reference date (if different from the start date), work location (including the entity by which such Business Employee is employed) and an indication of whether or not such Business Employee is on leave of absence and, if so, the type of leave.
            (d)     None of the Sold Entities employs nor has ever employed any employees and, to Seller’s knowledge, has not retained nor has ever retained the services of any independent contractors, other than pursuant to the Secondment Agreement.
            Section 3.20. Benefit Plans. (a) Section 3.20(a) of the Seller Disclosure Schedules sets forth a complete and correct list of each material Business Employee Plan.

            (b)     Each Business Employee Plan (and each related trust, insurance contract or fund) complies in all respects in form and in operation with the applicable requirements of ERISA, the Code and all other Applicable Laws, and has been administered in all respects in compliance with its terms except as would not, individually or in the aggregate, reasonably be expected to be material to the Sold Entities taken as a whole.
            (c)     Each Business Employee Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified. To Seller’s knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. With respect to each Business Employee Plan, Seller has provided to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument and (ii) the most recent determination letter, if applicable.
            (d)     Except as would not reasonably be expected to, individually or in the aggregate, be material to the Sold Entities, taken as a whole: no event has occurred and no condition exists that would subject Seller or any of its subsidiaries, including the Sold Entities, either directly or by reason of their affiliation with any Person that, together with any of the Sold Entities, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Applicable Law.
            (e)     With respect to any Business Employee Plan, except as would not reasonably be expected to, individually or in the aggregate, be material to the Sold Entities, taken as a whole, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Seller, threatened, (ii) no facts or circumstances exist that would give rise to any such actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Department of Treasury, the Internal Revenue Service or other governmental agencies are pending or, to the knowledge of Seller, threatened.
            (f)     No Business Employee Plan is subject to the requirements of Title IV of ERISA. No Business Employee Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither Seller, the Sold Entities nor any of their ERISA Affiliates has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan. No Business Employee Plan provides post-employment welfare (including health, medical or life insurance) benefits and neither Seller nor any of its subsidiaries, including the

Sold Entities, has any obligation to provide any such post-employment welfare benefits now or in the future, other than as required by Section 4980B of the Code or any other Applicable Law. No Business Employee Plan provides short term disability or similar benefits.
            (g)     No Business Employee Plan exists that, as a result of the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (alone or together with any other event) (i) entitle any current or former employee or director of any of the Sold Entities or any current or former Seconded Employee to severance, termination, change in control, retention or any similar compensation, benefits, or property, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any current or former employee or director of any of the Sold Entities or any current or former Seconded Employee or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code.
            Section 3.21. Taxes. (a) All material Tax Returns required to be filed by or with respect to the Sold Entities with respect to the Pre-Closing Tax Period have been timely filed and to the best of Seller’s knowledge, each such Tax Return is true, complete and correct in all material respects. All material Taxes whether or not shown to be due on any Tax Returns and all Taxes required to be withheld by or with respect to the Sold Entities have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority. Adequate provision has been made for any material Taxes not yet due. There are (i) no asserted or threatened deficiencies or assessment of Taxes from any taxing authority with respect to or attributable to the Sold Entities, (ii) no ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Sold Entities and no such audit or examination is threatened in writing, and (iii) the Sold Entities have not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes. No Sold Entity has any material obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to any Sold Entity. No Sold Entity has any material liability for Taxes of any other person as a transferee or successor, by contract, or otherwise.
            (b)     There is no material lien for Taxes upon any of the assets of any of the Sold Entities other than liens for Taxes that are not yet due and payable or for Taxes the validity or amount of which is being contested by Seller in good faith by appropriate action and for which appropriate provision has been made in accordance with GAAP.

            (c)     No Sold Entity has engaged in a transaction that would be reportable by or with respect to any KGS Entity pursuant to Treasury Regulation Section 1.6011-4 or any predecessor thereto.
            (d)     KGS has not elected to be treated as a corporation for federal Tax purposes, and KGS qualifies as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code and has met, and continues to meet, the “gross income requirements” (within the meaning of Section 7704(c) of the Code) in each Tax year since its formation. KGS has filed a federal income tax return that has in effect an election pursuant to Section 754 of the Code.
            (e)     Each of the KWK Entities is, and has been from the date of its formation, a partnership or a disregarded entity for U.S. federal income tax purposes.
            (f)     Neither of the Selling Subsidiaries nor Seller is a “foreign person” as defined in Section 1445 of the Code.
            Section 3.22. Insurance. The Sold Entities and their assets and properties are, and since January 1, 2009 have been, covered by valid insurance policies that are adequate to comply with the requirements of any applicable agreements to which any Sold Entity is a party and are in all material respects at least the minimum amounts required by, and are otherwise sufficient for purposes of, any currently Applicable Law and/or Governmental Authority. Section 3.22 of the Seller Disclosure Schedules contains a true and complete list of all material insurance policies (all of which are in full force and effect) that cover the Sold Entities and their assets and properties. There is no material claim pending under any such policies which has been denied or disputed by the insurer other than customary indications as to reservation of rights by insurers. As of the date of this Agreement, there are no outstanding claims under the policies set forth in Section 3.22 of the Seller Disclosure Schedule related to any of the Sold Entities or any of their assets, properties or personnel in excess of $100,000 individually or $1,000,000 in the aggregate with respect to a particular line of coverage.
            Section 3.23. Related Party Transactions. Except for matters approved by the Conflicts Committee of the Board of Directors of Gas Services GP, none of Seller or its subsidiaries (other than any Sold Entity) (i) has borrowed money from or loaned money to any Sold Entity, (ii) has any material ownership interest in any property or asset used by the Sold Entities in the conduct of their business, or (iii) is engaged in any ongoing material transaction with any Sold Entity.
            Section 3.24. Entire Business. On the Closing Date, taking into account the services available pursuant to the Transition Services Agreement, and the transactions contemplated by the other Transaction Documents, KGS will own and control, license and/or otherwise have the valid and legal right to use all of the assets or properties necessary for KGS and the Subsidiaries to conduct the business of KGS and the Subsidiaries in all material respects as currently conducted.
ARTICLE 4
Representations and Warranties of Buyer
            Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:
            Section 4.01. Corporate Existence and Power. Buyer is a limited liability company duly formed validly existing and in good standing under the laws of Delaware and has all limited liability company powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.
            Section 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby are within the limited liability company powers of Buyer and have been duly authorized by all necessary limited liability company action on the part of Buyer. This Agreement constitutes, and each of the other Transaction Documents entered into or to be entered at the Closing by it will constitute when entered into a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms except as enforceability may be limited by Creditors’ Rights.
            Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing or notification by Buyer with any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the 1934 Act and (iii) any such action, notification or filing as to which the failure to make or obtain would not reasonably be expected to, individually or in the aggregate, materially delay Buyer’s ability to perform its obligations hereunder and thereunder.
            Section 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with the Organizational Documents of Buyer, (ii) assuming compliance with the matters referred to in

Section 4.03, violate or conflict with any Applicable Law or (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of or conflict with, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any Contract binding upon Buyer, except, in the cases of clauses (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, materially delay Buyer’s ability to perform its obligations hereunder.
            Section 4.05. Purchase for Investment. Buyer is purchasing the Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment.
            Section 4.06. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Buyer, threatened against, Buyer before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.
            Section 4.07. Financing. Buyer has, or will have on the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the Closing pursuant to the terms of this Agreement.
            Section 4.08. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement where such fee or commission would be payable by Seller or any of its Affiliates.
            Section 4.09. Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of the Securities and companies such as the Sold Entities as contemplated hereunder. Buyer has undertaken a sufficient investigation to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer agrees to accept the Securities and the Sold Entities in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Sold Entities or the future business and operations of the Sold Entities or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Securities or the Sold Entities or their respective businesses or operations, except as expressly set forth in this Agreement.
ARTICLE 5
Covenants of Seller
            Seller agrees that:
            Section 5.01. Conduct and Operations. (a) From the date of this Agreement until the Closing Date, Seller and the Selling Subsidiaries shall cause the Sold Entities, to: (i) conduct their respective businesses in the ordinary course consistent with past practice; (ii) use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees; and (iii) comply in all material respects with all Applicable Laws.
            (b)     Without limiting the generality of the foregoing in Section 5.01(a), from the date of this Agreement until the Closing Date, except as (i) disclosed on Section 5.01 of the Seller Disclosure Schedules, (ii) as consented to or approved in writing by Buyer (such consent or approval not to be unreasonably withheld, conditioned or delayed), (iii) as contemplated by the capital expenditure budget set forth in Section 5.01(b) of the Seller Disclosure Schedules (the “Capex Budget”) (provided that in connection with the transactions contemplated by the Capex Budget, such transactions shall be permitted only for so long as any Indebtedness incurred with respect thereto shall not result in the aggregate principal amount outstanding under KGS’ existing revolving credit facility to exceed $270 million) or (iv) as expressly contemplated by this Agreement or the other Transaction Documents, Seller and the Selling Subsidiaries shall cause each of the Sold Entities not to:
         (i)     adopt or propose any change in any of its Organizational Documents, or waive any rights thereunder;
         (ii)     transfer, issue, sell or dispose of any shares of capital stock, equity interests or other equity or debt securities (including any securities convertible into or exercisable or exchangeable for such securities or interests, including any equity-based awards) or repurchase, redeem or otherwise acquire any shares of capital stock, equity interests or other equity or debt securities (including any securities convertible into or exercisable or exchange for such securities or interests, including any equity-based awards) of a Sold Entity;
         (iii)    split, combine or reclassify any of its capital stock, equity interests or other equity securities;
         (iv)     incur any capital expenditures or any obligations or liabilities in respect thereof, except any unbudgeted capital expenditures of KGS or any Subsidiary not to exceed $250,000 individually or $1,000,000 in the aggregate;
         (v)     acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business of the Sold Entities in a manner that is consistent with past practice and acquisitions by KGS and the Subsidiaries with a purchase price that does not exceed $250,000 individually or $1,000,000 in the aggregate;
         (vi)     sell, license, assign, lease or otherwise transfer, pledge or create or incur any Lien on, any of the Sold Entities’ assets, securities, properties, rights, interests or businesses, other than (A) sales of inventory in the ordinary course of business consistent with past practice and (B) sales of obsolete assets;
         (vii)     make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;
         (viii)     except as otherwise expressly permitted by this Section 5.01(b), merge with or into, or consolidate with, any other Person;
         (ix)     create, incur, assume, guarantee, suffer to exist or otherwise be liable with respect to any Indebtedness other than borrowings under KGS’ existing revolving credit facility in the ordinary course of business and in amounts and on terms consistent with past practices, provided that in no event shall the aggregate principal amount outstanding under KGS’ existing revolving credit facility exceed $270 million;
         (x)     change any of the Sold Entities’ methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

         (xi)     settle, or offer or propose to settle, any material action, suit, investigation or proceeding involving or against any of the Sold Entities;
         (xii)     take any action with respect to or in contemplation of any plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or other winding up;
         (xiii)    other than in the ordinary course consistent with past practice, (1) increase the compensation or benefits of any current or former director of any of the Sold Entities or current or former Seconded Employee; (2) grant or pay any change-in-control, retention bonus, severance or termination pay to any current or former director of any of the Sold Entities or current or former Seconded Employee; (3) loan or advance any money or other property to, or sell, transfer or lease any properties, rights or assets to, any current or former director of any of the Sold Entities or current or former Seconded Employee; (4) establish, adopt, enter into, amend, terminate or grant any waiver or consent under any Business Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Business Employee Plan if it were in existence as of the date of this Agreement;
         (xiv)     make any material change to its Tax methods of accounting, make or change any material Tax election, file any amended material Tax Return, settle or compromise any material Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;
         (xv)     cancel, materially modify, terminate, fail to use its commercially reasonable efforts to renew any Material Contract described in clauses (iv), (vii), or (ix) of Section 3.13(b) or enter into any Contract that is or would be (if existing on the date of this Agreement) a Material Contract described in clauses (iv), (vii) or (ix) of Section 3.13(b), or waive, release, cancel, convey, encumber or otherwise assign any material rights or claims under any such Material Contract or other Contract that would constitute a Material Contract if existing on the date of this Agreement; or
         (xvi)     agree, resolve, authorize or commit to do any of the foregoing.
            (c)     From the date of this Agreement until the Closing Date, except as disclosed on Section 5.01(c) of the Seller Disclosure Schedules or as consented to or approved in writing by Buyer (such consent or approval not to be unreasonably withheld, conditioned or delayed):
         (i)     Seller shall, and shall cause its Affiliates to, continue to provide or cause to be provided to KGS and the Subsidiaries, the Services (as defined in the Omnibus Agreement) and such other services as are being provided currently and have been provided to KGS and the Subsidiaries (including under any master services agreement arrangements) during the 3 months prior to the date hereof, on substantially the same terms (including with respect to the amount of expense reimbursement charged for service provided) and in substantially the same scope and quality as provided during such 3 month period.
         (ii)     Except as otherwise contemplated by the Transaction Documents, Seller shall not and shall cause its Affiliates other than KGS and the Subsidiaries not to: (A) acquire or construct any Subject Assets (as such term is defined in the Omnibus Agreement); (B) seek the approval of the Conflicts Committee of Gas Services GP’s board of directors with respect to any Restricted Business (as such term is defined in the Omnibus Agreement) or any other transaction, Contract or arrangement between Seller and/or its Affiliates (other than KGS and the Subsidiaries), on the one hand, and KGS or any of the Subsidiaries, on the other hand; (C) except as required by Applicable Law or the terms of any Business Employee Plan in effect as of the date hereof and disclosed in Section 3.20(a) of the Seller Disclosure Schedules, or as expressly provided for in this Agreement: (1) other than in the ordinary course consistent with past practice increase the compensation or benefits of any Business Employee or Inactive Business Employee; (2) other than in the ordinary course consistent with past practice grant or pay any change-in-control, retention bonus, severance or termination pay to any Business Employee or Inactive Business Employee; (3) other than in the ordinary course consistent with past practice loan or advance any money or other property to, or sell, transfer or lease any properties, rights or assets to, any Business Employee or Inactive Business Employee; (4) establish, adopt, enter into, amend, terminate or grant any waiver or consent under any Business Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Business Employee Plan if it were in existence as of the date of this Agreement; (5) grant any equity or equity-based awards to any Business Employee or Inactive Business Employee; (6) terminate the employment of any Business Employee; (7) effectuate any layoffs of Business Employees without compliance with any state or local law or regulation to the extent applicable; or (8) take any action to accelerate the vesting or payment of any compensation or benefit under any Business Employee Plan or awards made thereunder; or (D) enter into any Contract or arrangement between Seller and/or its Affiliates (other than the Sold Entities), on the one hand, and any of the Sold Entities, on the other hand.
            (d)        From the date of this Agreement until the Closing Date, Seller and the Selling Subsidiaries shall cause the Sold Entities not to directly or indirectly declare or pay any distributions in respect of any of its equity interests except, (i) in the case of KGS, the declaration and payment of regular quarterly cash distributions of Available Cash from Operating Surplus (in each case as defined in the KGS Partnership Agreement), not in excess of $0.42 per Common Unit per quarter, plus any corresponding distribution on the Subordinated Units, General Partner Units and Incentive Distribution Rights; and (ii) the declaration and payment of distributions from any direct or indirect wholly owned Subsidiary to KGS.
            Section 5.02.  Access to Information.  (a) From the date hereof until the Closing Date, Seller and the Selling Subsidiaries will (i) give, and will cause the Sold Entities to give, Buyer and its Representatives reasonable access to the offices, properties, books and records (including Contracts) of the Sold Entities and to the books and records and employees of Seller and its Affiliates relating to the Sold Entities, (ii) furnish, and will cause the Sold Entities to furnish, to Buyer and its Representatives such financial and operating data and other information relating to the Sold Entities as such Persons may reasonably request and (iii) instruct designated employees, counsel and financial advisors of Seller, the Sold Entities and Seller’s other Affiliates to cooperate with Buyer in its investigation of the Sold Entities.  Any investigation pursuant to this Section 5.02 shall (i) be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller and the Sold Entities and, to the extent so requested by Seller, under the supervision of a Representative of Seller and (ii) not be conducted without prior notice to, and approval of, Seller.  Notwithstanding the foregoing, Buyer shall not (x) have access to personnel records of Seller or the Sold Entities relating to individual performance or evaluation records, medical histories or other information which in Seller’s good faith opinion is sensitive or the disclosure of which could subject Seller or any of its subsidiaries or Affiliates to risk of liability (unless such information is sufficiently redacted in order to allow such disclosure) or (y) conduct any invasive sampling or testing of any soil, surface water, groundwater, building materials or other environmental media without prior written consent of Seller.
            (b)        On and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its and its Affiliates’ books of account, financial and other records (including accountant’s work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Sold Entities; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller or any of its Affiliates and, at Seller’s option, shall be conducted under the supervision of a Representative of Seller.  Buyer shall bear all of the out-of-pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.
            Section 5.03.  Confidentiality of Seller and the Selling Subsidiaries.  Seller and the Selling Subsidiaries each hereby agree that Seller and the Selling Subsidiaries will not, and Seller will cause each of its Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of Buyer, disclose or knowingly use in any manner detrimental to Buyer or any of the Sold Entities any confidential or proprietary information of the Sold Entities or any confidential or proprietary information concerning Buyer or any of its Affiliates; provided that the information subject to the foregoing provisions of this sentence will not include any information (i) that was publicly available prior to the Closing Date or thereafter becomes publicly available, in each case, without any violation of this Agreement on the part of Seller or any of its Affiliates, or (ii) with respect to information relating to Buyer or any of its Affiliates, that was available to Seller or the Selling Subsidiaries on a non-confidential basis prior to its disclosure to Seller or the Selling Subsidiaries, as applicable, by Buyer or its Representatives or becomes available to Seller or the Selling Subsidiaries from a Person other than Buyer and its Representatives who is not, to the knowledge of Seller and the Selling Subsidiaries, subject to any legally binding obligation to keep such information confidential; and provided further that the provisions of this Section 5.03 will not prohibit any disclosure (i) required by any Applicable Law so long as reasonable prior notice is given to Buyer of such disclosure and a reasonable opportunity is afforded to contest the same and/or for Buyer to seek, at Buyer’s cost, a protective order (and if Buyer so seeks such an order, Seller and the Selling Subsidiaries will provide such cooperation as reasonably requested by Buyer), and in any event such disclosure shall only be to the extent legally required, or (ii) made in connection with the enforcement of any right or remedy relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby.
            Section 5.04.  Superior Proposals.  (a) Subject to Section 5.04(b), neither Seller nor any of its subsidiaries (including the Selling Subsidiaries) shall, and Seller shall cause its subsidiaries and its and their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) to not, directly or indirectly through another Person, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Sold

Entities or the Securities or afford access to the business, properties, assets, books or records of the Sold Entities to, or otherwise cooperate in any way with, any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) enter into, approve or resolve to approve or publicly propose to approve any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument or agreement constituting or related to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.04(b), subject to the requirements set forth in such Section) or (iv) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any Third Party.  Seller shall, and shall cause its subsidiaries and each of its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Third Party conducted prior to the date of this Agreement with respect to any Acquisition Proposal.
            (b)        Notwithstanding Section 5.04(a), at any time from the date of this Agreement until consummation of the Closing, if Seller receives a bona fide written Acquisition Proposal made after the date of this Agreement that was unsolicited and did not otherwise result from a breach of Section 5.04(a) and that the Board of Directors of Seller reasonably believes would be expected to lead to a Superior Proposal, Seller may, directly or indirectly through its Representatives, subject to compliance with this Section 5.04 and after providing written notice to Buyer of its intention to take any such actions, (i) negotiate the terms of, and enter into, a confidentiality agreement with terms and conditions no less restrictive in the aggregate on such Third Party as the Confidentiality Agreement is on Buyer and its Affiliates (an “Acceptable Confidentiality Agreement”), (ii) furnish to such Third Party or its Representatives or financing sources non-public information relating to the Sold Entities pursuant to an Acceptable Confidentiality Agreement, (iii) engage in negotiations or discussions with any Third Party and its Representatives and financing sources and (iv) subject to compliance with the procedures set forth in Section 5.04(c) and (d) and Section 11.01(d), terminate this Agreement to enter into a definitive agreement with respect to such Acquisition Proposal that the Board of Directors of Seller reasonably determines constitutes a Superior Proposal.
            (c)        Seller will as promptly as practicable advise Buyer orally and in writing of the existence of any proposal or inquiry received after the date of this Agreement by Seller or any of its subsidiaries or its or their Representatives with respect to any Acquisition Proposal, the material terms and conditions of any such proposal or inquiry or Acquisition Proposal (including any changes thereto) and the identity of the Person making any such proposal, inquiry or Acquisition Proposal.

            (d)       Notwithstanding anything herein to the contrary, Seller shall not be entitled to exercise its right to terminate this Agreement pursuant to Section 11.01(d) unless:
              (i)        Seller has received a bona fide written Acquisition Proposal made after the date of this Agreement that was unsolicited and did not otherwise result from a breach of Section 5.04(a) that the Board of Directors of Seller (whether at the time of receipt or after any negotiations or discussions with respect thereto in accordance with Section 5.04(b)(iii)) reasonably determines constitutes a Superior Proposal;
              (ii)      Seller has provided to Buyer three Business Days’ prior written notice (a “Notice”) advising Buyer that Seller intends to take such action and specifying the reasons therefor;
              (iii)      Seller has provided to Buyer all material documentation and information delivered or made available to the Third Party making any Acquisition Proposal in connection with such Acquisition Proposal (to the extent such documentation and information has not been previously provided to Buyer); and
              (iv)      (A) the Notice includes the terms and conditions of the Acquisition Proposal that is the basis of the proposed termination by Seller (and that the Board of Directors of Seller reasonably determines constitutes a Superior Proposal) and the identity of the Third Party making the proposal (it being understood and agreed that any amendment to the financial terms or any material amendment to any other material term of such Acquisition Proposal shall require a new Notice and a new three Business Day period); (B) during such three Business Day period, if requested by Buyer, Seller has engaged in good faith negotiations with Buyer to amend this Agreement in such a manner that such Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal; and (C) at the end of such three Business Day period, such Acquisition Proposal has not been withdrawn and the Board of Directors reasonably believes that such Acquisition Proposal continues to constitute a Superior Proposal (taking into account any changes to the financial and other terms of this Agreement proposed by Buyer following a Notice, as a result of the negotiations between Buyer and Seller pursuant to clause (B) or otherwise).
            (e)       For purposes of this Agreement:
              (i)        “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal, or inquiry relating to (i) any acquisition or purchase, direct or indirect, of 25% or more of the assets of the KGS Entities or 25% or more of any class of equity or voting securities of any of the KGS Entities whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the KGS Entities, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 25% or more of any class of equity or voting securities of Gas Services GP, KGS or any Subsidiary whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the KGS Entities, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Gas Services GP, KGS or any Subsidiary whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the KGS Entities or (iv) any acquisition, whether direct or indirect, of more than 25% of Seller’s ownership interest in Gas Services GP or Seller’s aggregate ownership of Common Units and Subordinated Units.
              (ii)      “Superior Proposal” means any bona fide, written proposal by a Third Party that, if consummated, would result in such Third Party (or its equityholders) owning, directly or indirectly, not less than 51% of Seller’s ownership interest in Gas Services GP (and correspondingly, the General Partner Units and Incentive Distribution Rights held by Gas Services GP) and 75% of Seller’s aggregate ownership of Common Units and Subordinated Units and (A) that the Board of Directors of Seller reasonably determines in good faith (after consultation with its outside legal and financial advisors) to be more favorable to Seller from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise) and (B) which is, in the good faith judgment of the Board of Directors of Seller, reasonably likely to be consummated on the terms set forth in the proposal, taking into consideration (with respect to both subsections (A) and (B) hereof) all financial, regulatory, legal, timing, conditionality and other aspects of such proposal (including any break-up fee and conditions to consummation) and the Person making the proposal.
            Section 5.05.  Litigation Cooperation.  (a) Prior to any termination of this Agreement in accordance with its terms, Seller shall give Buyer the opportunity to participate in the defense of any shareholder litigation against Seller, Gas Services GP, KGS or its or their directors or officers relating to the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that no such settlement by Seller, Gas Services GP or KGS of any such litigation shall be agreed to without Buyer’s prior consent (whether or not Buyer is participating in the defense thereof), which consent shall not be unreasonably withheld, conditioned or delayed.
            (b)        In the event and for so long as Buyer or any of its Affiliates actively is prosecuting, contesting or defending any action, suit, charge, proceeding or demand by or against a Third Party in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Sold Entities, Seller and the Selling Subsidiaries shall, and Seller shall cause its subsidiaries and its and their Representatives to, cooperate with Buyer (or its Affiliates, as applicable) and its counsel in the prosecution, contest or defense, make available its personnel, and provide such testimony and access to its books and records and facilities as shall be reasonably necessary in connection with the prosecution, contest or defense, all at the sole control, cost and expense of Buyer (unless Buyer is entitled to indemnification therefor or Seller elects to assume the defense of such action under Article 8 or Article 12, as applicable).
            Section 5.06.  Financing Cooperation.
            (a)        Seller and the Selling Subsidiaries shall, and, prior to the Closing, Seller and the Selling Subsidiaries shall cause the Sold Entities and its and their Representatives to, provide such cooperation to Buyer as Buyer may reasonably request in connection with the arrangements by Buyer to obtain the Debt Financing (provided, that such cooperation does not unreasonably interfere with the ongoing operations of Seller, the Selling Subsidiaries or the Sold Entities or unreasonably interfere with or hinder or delay the performance of their obligations hereunder or allow for any invasive sampling or testing of any soil, surface water, groundwater, building materials or other environmental testing without the prior written consent of Seller), including by (i) participating in rating agency and bank investor meetings and assisting Buyer in the preparation of a confidential information memorandum and marketing materials for the Debt Financing, (ii) preparing and furnishing Buyer as promptly as practicable with the unaudited consolidated balance sheet of KGS as of the end of June 30, 2010 and as of September 30, 2010 and the related unaudited statements of income, partners’ capital and cash flows for such periods (the “Third Quarter Financials”), and (iii) to the extent requested by Buyer, seeking the approval of the Conflicts Committee of the Board of Directors of Gas Services GP with respect to any refinancing of KGS’ existing revolving credit facility and any matters related thereto.
            (b)        Seller shall reasonably cooperate with and provide such assistance as reasonably requested by Buyer to provide for the settlement of the KGS Note concurrently with but effective as of after the Closing, including submitting matters relating thereto to the Conflicts Committee of the Board of Directors of Gas Services GP.
            Section 5.07.  Non-Compete/Non-Solicit.  (a) Except as provided in Section 5.07(a) of the Seller Disclosure Schedules or as permitted by the Transaction Documents, during the period from the Closing Date and ending on the second anniversary of the Closing Date, Seller and the Selling Subsidiaries shall not, and Seller shall cause each of its controlled Affiliates not to, engage in, whether by acquisition, ownership, construction or otherwise, any of the following businesses (the “Restricted Businesses”): the gathering, treating or processing of natural gas in the Quicksilver Counties, or the transportation of natural gas liquids in the Quicksilver Counties.
            (b)        For a period of two years after the Closing Date, Seller and the Selling Subsidiaries shall not, and Seller shall cause its controlled Affiliates not to, directly or indirectly, (i) solicit or (ii) hire or engage, as an officer, employee, consultant, independent contractor or otherwise, any Current Employee or other employee of KGS or its Subsidiaries without the prior written consent of Buyer; provided, nothing in clause (i) of this Section 5.07(b) shall prohibit Seller or its controlled Affiliates from engaging in general solicitations of employment to the public, general advertising or the use of an independent employment agency or search firm whose efforts are not specifically directed at Current Employees or any employees of KGS or its Affiliates.
            (c)        For a period of two years after the Closing Date, Buyer will cause KGS and its controlled Affiliates not to, directly or indirectly, (i) solicit or (ii) hire or engage, as an officer, employee, consultant, independent contractor or otherwise, any employee of Seller or any of its subsidiaries without the prior written consent of Seller; provided, nothing in clause (i) of this Section 5.07(c) shall prohibit KGS or its controlled Affiliates from engaging in general solicitations of employment to the public, general advertising or the use of an independent employment agency or search firm whose efforts are not specifically directed at such employees of Sellers and its subsidiaries.
            (d)        Each party hereto agrees and acknowledges that the other parties hereto do not have any adequate remedy at law for the breach by the other party or any of its Affiliates or its or their Representatives of the covenants and agreements set forth in this Section 5.07 and that such breach would result in irreparable injury to the non-breaching party.  Each party agrees and acknowledges that the other party may, in addition to the other remedies which may be available to such party, file a suit in equity to enjoin the breaching party or any of its controlled Affiliates from such breach, and consents to the issuance of injunctive relief under this Agreement.

            Section 5.08.  Resignation of Directors.  At the Closing, Seller shall, unless otherwise agreed by Buyer in writing, deliver to Buyer evidence reasonably satisfactory to Buyer of the resignation, effective as of the Closing, of all directors of Gas Services GP other than the persons set forth in Section 5.08 of the Seller Disclosure Schedules.  Upon the request of Buyer, as specified by Buyer reasonably in advance of the Closing, Seller and the Selling Subsidiaries will seek to obtain the resignation of any or all directors of the Sold Entities other than Gas Services GP and any and all officers of the Sold Entities, in each case, effective at the Effective Time.
            Section 5.09.  Termination of Related Party Transactions.  All Contracts or other arrangements between Seller or its Affiliates (other than the Sold Entities) and officers, directors and employees thereof, on the one hand, and the Sold Entities, on the other hand, shall be terminated on or prior to the Closing without any loss, liability or expense of the Sold Entities paid or remaining thereunder, except for (a) the Transaction Documents and (b) those other Contracts or arrangements set forth in Section 5.09 of the Seller Disclosure Schedules.
            Section 5.10.  Insurance Matters.  With respect to events or circumstances relating to the Sold Entities that occurred or existed prior to the Closing Date that are covered by Seller’s or its Affiliates’ occurrence-based liability insurance policies, Buyer may make claims under such policies and programs to the extent such coverage and limits are available under such policies and programs; provided, that, except as otherwise expressly provided herein, Buyer shall reimburse Seller or its Affiliates for the amount of any “deductibles” associated with claims under such policies and programs and shall be liable for all uninsured or uncovered amounts of such claims.
ARTICLE 6
Covenants of Buyer
            Buyer agrees that:
            Section 6.01.  Confidentiality.  All information provided or made available to Buyer or any of its Representatives will be subject to the Confidentiality Agreement dated as of September 10, 2009, between Seller and First Reserve XII Advisors, L.L.C (the “Confidentiality Agreement”), which agreement shall remain in full force and effect until the Closing and shall thereupon terminate except that the disclosure, but not the use (to the extent necessary to operate the Sold Entities in the ordinary course) of any Evaluation Material (as defined in the Confidentiality Agreement) to the extent related solely to Seller or its Affiliates (for the avoidance of doubt, other than the Sold Entities) shall continue to be governed by the terms of the Confidentiality Agreement.  Buyer acknowledges and agrees that it shall be deemed to be a “Representative” under the Confidentiality Agreement
            Section 6.02.  Access.  Except as determined in good faith to be necessary to (A) ensure compliance with any Applicable Law, or (B) preserve any applicable privilege (including the attorney-client privilege), Buyer will, at Seller’s cost, cause the Sold Entities, on and after the Closing Date, to afford promptly to Seller and its agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer or the Sold Entities.  Seller will hold, and will use its reasonable best efforts to cause its Representatives to hold, in confidence all confidential information concerning the Sold Entities in accordance with Section 5.03.
            Section 6.03.  Use of Seller’s Names and Marks.  (a) As soon as practicable following the Closing, but in no event later than 90 days after Closing, Buyer shall, and shall cause its Affiliates to, (i) change the name of the Sold Entities to a name that does not include any of Seller’s Names and Marks; (ii) cease and discontinue all uses of Seller’s Names and Marks, including as internet domain names and on the internet and other electronic communications platforms, and remove or cover all Seller’s Names and Marks from, or destroy, any publications, signage, corporate letterhead, stationary, business cards, marketing material or content and the like, as well as all other information or other materials of Buyer or any of its Affiliates bearing any Seller Name and Mark and (iii) change KGS’ New York Stock Exchange ticker symbol so that it does not include any of Seller’s Names and Marks.
            (b)        In no event shall Buyer or any of its Affiliates use any of Seller’s Names and Marks after Closing in any manner or for any purpose different from the use of such Seller’s Names and Marks by Sellers or its Subsidiaries preceding the Closing.  Buyer, for itself and its Affiliates, agrees that, after the Closing Date, Buyer and its Affiliates will not do business or represent themselves as Seller or any of its subsidiaries.
            (c)        Notwithstanding anything in this Section 6.03 to the contrary, nothing in this Section 6.03 shall prevent Buyer from using descriptive elements of Seller’s Names and Marks or making any fair use of Seller’s Names and Marks.

ARTICLE 7
Covenants of Buyer and Seller
            Section 7.01.  Reasonable Best Efforts; Further Assurances.  (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement.  The parties hereto agree, and Seller and the Selling Subsidiaries, prior to the Closing, and Buyer, after the Closing, agree to cause the Sold Entities, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms hereof.
            (b)        In furtherance and not in limitation of the foregoing, each of Buyer and Seller shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as reasonably practicable and in any event within ten (10) Business Days after the date hereof and shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act. Each of Buyer and Seller agree to consult and cooperate with the other party with respect to, and to permit, to the extent reasonably practicable, the other party to be present at conferences and meetings for the purpose of obtaining, clearance under the HSR Act.
            (c)        If any objections are asserted with respect to the transactions contemplated hereby under the HSR Act or if any suit or proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of the HSR Act, each of Buyer and Seller shall use its best efforts to promptly resolve such objections; provided that none of Seller nor any of its Affiliates shall have any obligation to hold separate or divest any property or assets of Seller or any of its Affiliates or to defend against any lawsuit, action or proceeding, judicial or administrative, challenging this Agreement or the transactions contemplated hereby.  In furtherance of the foregoing, Buyer shall, and shall cause its subsidiaries and Affiliates to, take all action, including agreeing to hold separate or to divest any of the businesses or properties or assets of Buyer or any of its Affiliates and to terminate any existing relationships and contractual rights and obligations, as may be required (i) by the applicable Governmental Authority in order to resolve any objections that such Governmental Authority may have to such transactions under the HSR Act or (ii) by any court or other tribunal, in any action or proceeding brought by a private party or Governmental Authority challenging such transactions as violative of the HSR Act, in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement.
            Section 7.02.  Certain Filings.  The parties hereto shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.
            Section 7.03.  Public Announcements.  Prior to and with respect to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange where such prior consultation is not reasonably practicable, will not issue any such press release or make any such public statement prior to such consultation.
            Section 7.04.  Notice of Certain Events. Each party hereto shall promptly notify the other of:
            (a)        any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents;
            (b)        any event, condition or development that, individually or in the aggregate, has resulted in (or, in the case of representations and warranties, would result in) the inaccuracy or breach of any representation or warranty, covenant or agreement contained in this Agreement made or to be made by or to be complied with by such notifying party at any time during the term hereof and that would reasonably be expected to result in any of the conditions set forth in Article 10 not to be satisfied; provided, however, that no such notification shall be deemed to cure any such breach of or inaccuracy in such notifying party’s representations and warranties or covenants and agreements or in the Seller Disclosure Schedules for any purpose under this Agreement and no such notification shall limit or otherwise affect the remedies available to the other parties, including any right to indemnification;
            (c)        any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

            (d)        any proceedings, claims, actions or investigations commenced or threatened in writing that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or materially impair the notifying party’s ability to perform its obligations under this Agreement or the other Transaction Documents.
            Section 7.05.  Board of Directors.  Buyer and Seller agree that immediately after the Closing the Board of Directors of Gas Services GP will include no fewer than 9 members and will, subject to the prior consent of Buyer, include those individuals set forth in Section 5.08 of the Seller Disclosure Schedules (unless any such Person declines or is otherwise unable to serve).  Buyer agrees that Seller shall be entitled to appoint one member to the Board of Directors of Gas Services GP (or any successor general partner of KGS) until the later of (x) the second anniversary of the Closing Date and (y) such time as Seller and its controlled Affiliates cease to purchase goods and services from KGS and the Subsidiaries which generate revenues constituting 50% or more of the consolidated revenues of KGS and its subsidiaries in any fiscal year.
            Section 7.06.  Surety Bonds.  As soon as practicable after the Closing, Buyer will use its reasonable best efforts to obtain Seller’s and any of its Affiliates’ release from any surety bonds of KGS and the Subsidiaries set forth in Section 7.06 of the Seller Disclosure Schedules.
            Section 7.07.  Transaction Documents.  (a) Immediately after consummation of the Closing:
              (i)        Seller shall enter into, and Buyer shall cause Cowtown Pipeline Partners, L.P., a Texas limited partnership, and Cowtown Gas Processing Partners L.P., a Texas limited partnership, to enter into, Second Amendment to Sixth Amended and Restated Gas Gathering and Processing Agreement;
              (ii)      Seller shall enter into, and Buyer shall cause Cowtown Pipeline Partners, L.P., a Texas limited partnership, to enter into, Amendment to Gas Gathering Agreement;
              (iii)      Seller shall enter into, and Buyer shall cause KGS to enter into, the Transition Services Agreement;
              (iv)      Seller shall enter into, and Buyer shall cause Cowtown Pipeline Partners, L.P., a Texas limited partnership, to enter into, Second Amendment to Gas Gathering Agreement; and

              (v)        Seller shall enter into, and Buyer shall cause KGS and Gas Services GP to enter into, the Joint Operating Agreement.
            (b)        Immediately prior to the Closing, Seller shall enter into, and shall cause Cowtown Gas Processing Partners L.P., a Texas limited partnership, to enter into, the Liquids Assignment and Assumption Agreement.
            Section 7.08.  Master Services Agreements.  Promptly after consummation of the Closing, Seller will, to the extent so requested by Buyer in writing, use its commercially reasonable efforts to assign to KGS all or that portion of any master services agreement to which Seller or any of its subsidiaries is a party and that is applicable to KGS or any of the Subsidiaries (each, a “Master Services Agreement”).  Seller shall not be required to assign all or any portion of a Master Services Agreement if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Master Services Agreement or in any way adversely affect the rights of Seller, KGS or any of their respective Affiliates thereunder. Seller will, and Buyer will cause KGS to, use their respective commercially reasonable efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to the assignment, in whole or in part, of any Master Services Agreement.  If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that KGS would not in fact receive all such rights, to the extent requested by Buyer in writing, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would cause KGS to obtain the benefits and assume the obligations under the Master Services Agreements, including sub-contracting, sub-licensing, or sub-leasing to KGS, or under which Seller would enforce for the benefit of KGS, with Buyer causing KGS to assume Seller’s obligations and any and all rights of Seller against a third party thereto.
            Section 7.09.  Real Estate Matters.  (a) Promptly after the date hereof, Buyer and Seller shall negotiate in good faith and use commercially reasonable efforts to enter into a lease effective as of Closing pursuant to which KGS will lease office space on commercially reasonable terms in the building owned by Seller in Glen Rose, Texas; provided that failure to enter into any such lease shall have no impact on the satisfaction of the conditions to Closing set forth in Article 10.
            (b)        Prior to Closing, Seller will assign to KGS a portion of the lease set forth on Section 7.09(b) of the Seller Disclosure Schedules pursuant to which KGS will lease approximately 16,000 square feet of space on substantially the same terms as set forth in the such lease; provided that failure to assign such lease shall have no impact on the satisfaction of the conditions to Closing set forth in Article 10.

            Section 7.10.  Automobiles.  Prior to the Closing, Seller shall use its commercially reasonable efforts to work together in good faith with Buyer to identify any leased or owned motor vehicles used by a Current Employee.  Seller and Buyer shall cooperate in good faith to implement an arrangement so that (i) from, or as promptly as practicable after, the Closing Date, each Current Employee may continue to use the leased or owned motor vehicle used by each such Current Employee immediately prior to the Closing and (ii) on, or as promptly as practicable after, the Closing Date, title (in the case of owned vehicles) and the applicable leases (in the case of leased vehicles) are transferred to KGS.  If the parties are unable to transfer title (in the case of owned vehicles) or the applicable leases (in the case of leased vehicles), Seller shall, and Buyer shall cause KGS to, work together in good faith to pass the economic benefits and burdens of title (in the case of owned vehicles) and the applicable leases (in the case of leased vehicles) to KGS on, or as promptly as practicable after, the Closing Date.
ARTICLE 8
Tax Matters
            Section 8.01.  Allocation of Tax Items. Seller and Buyer acknowledge and agree that (i) the sale of the Holdings LLC Interests by the Selling Subsidiaries to Buyer will result in a “technical” termination of Holdings LLC and KGS (the “Terminating Partnerships”) under Section 708(b)(1)(B) of the Code, and (ii) such termination will result in the closing of the taxable years of the Terminating Partnerships under Section 706(c)(1) of the Code.  Seller and Buyer agree that the Terminating Partnerships shall determine the allocation of all items for tax purposes between the Pre-Closing Tax Period and the Post-Closing Tax Period based upon an actual “closing of the books” of each Terminating Partnership as of the Closing Date.
            Section 8.02.  Tax Returns.  (a) Buyer shall prepare or cause to be prepared, file or cause to be filed when due, all Tax Returns of the KWK Entities and the KGS Entities, in accordance with past practice, relating to any Pre-Closing Tax Period that have not been filed as of the Closing Date. Seller shall reasonably cooperate in preparing and filing all such Tax Returns, including using reasonable best efforts to maintain and make available all records necessary in connection therewith.
            (b)        Not later than 30 Business Days prior to the due date, including extensions, of any Tax Return covering a Pre-Closing Tax Period, Buyer shall deliver to Seller for its review a copy of such Tax Return and, with respect to any KWK Entity, a statement setting forth Buyer’s calculation of the amount of Tax shown as due on such Tax Return that is allocable to the Pre-Closing Tax Period under Section 8.01.  Subject to Buyer’s approval, not to be unreasonably withheld, Buyer shall make or cause to be made such changes in such Tax Returns as Seller may reasonably request, which changes shall be delivered to Buyer at least 10 Business Days prior to the due date, including extensions.  Not later than 5 Business Days prior to the due date of any such Tax Return of a KWK Entity, Seller shall pay to Buyer (or Buyer pay to Seller, if appropriate) the amount of Tax shown as due on such Tax Return that is allocable to the Pre-Closing Tax Period.  Buyer shall file or cause to be filed all such Tax Returns and shall pay all Taxes shown to be due thereon.
            (c)        Buyer shall not file any amended Tax Returns with respect to any KWK Entity or KGS Entity that includes a period ending on or before the Closing Date without Seller’s written consent, not to be unreasonably withheld.
            Section 8.03.  Transfer Taxes.  All Transfer Taxes shall be borne 50% by Buyer and 50% by Seller.  Notwithstanding anything to the contrary in this Article 8, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use reasonable best efforts to provide such Tax Returns to the other party at least ten days prior to the due date, including extensions, for such Tax Returns. Upon the filing of Tax Returns in connection with Transfer Taxes, the filing party shall provide the other party with evidence satisfactory to the other party that such Transfer Taxes have been filed and paid.
            Section 8.04.  Tax Indemnification.  (a) Effective at and after the Closing, Seller shall indemnify, defend and hold harmless Buyer from and against, and reimburse each such Person for, any loss or damage (including any interest or penalty, reasonable expenses of investigation and reasonable attorney’s fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) (“Tax Damages”) with respect to (i) any Taxes imposed on the KWK Entities for any Pre-Closing Tax Period (for the portion of any Straddle Period ending on or before the Closing Date, as determined in accordance with the allocations under Section 8.04(g)), or (ii) any failure by Seller or any of its Affiliates to perform any of its covenants or agreements set forth in this Article 8.
            (b)        Effective at and after the Closing, Buyer shall indemnify, defend and hold harmless Seller from and against, and reimburse each such Person for, any loss or damage (including any interest or penalty, expenses of investigation and attorney’s fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) with respect to (i) any Taxes imposed on the KWK Entities for any Post-Closing Tax Period (for the portion of any Straddle Period ending on or before the Closing

Date, as determined in accordance with the allocations under Section 8.04(g)), or (ii) any failure by Buyer or any of its Affiliates to perform any of its covenants or agreements set forth in this Article 8.
            (c)        Buyer shall cause the KWK Entities to pay to Seller any amounts recovered from any Governmental Authority on account of Taxes imposed on the KWK Entities paid with respect to any Pre-Closing Tax Period, and Buyer agrees to cooperate with Seller in any reasonable effort to seek any such recovery; provided that, in no instance shall Buyer be required to take any action that Buyer reasonably determines would subject Buyer or any Sold Entity to an unreimbursed cost.
            (d)        Buyer or Seller, as the case may be (the “Tax Indemnified Party”) will promptly notify the other party (the “Tax Indemnifying Party”) of the receipt by the Tax Indemnified Party or any Affiliate of the Tax Indemnified Party of any written communication from any taxing authority concerning Taxes for which indemnification may be claimed from the Tax Indemnifying Party pursuant to the provisions of this Section 8.04.  In addition, the Tax Indemnified Party will notify the Tax Indemnifying Party at least 15 Business Days prior to the date on which the Tax Indemnified Party or any Affiliate of the Tax Indemnified Party intends to make a payment of any Taxes that are indemnifiable by the Tax Indemnifying Party pursuant to the provisions of this Section 8.04.  The failure by the Tax Indemnified Party to notify the Tax Indemnifying Party pursuant to this Section 8.04 will not constitute a waiver of any claim to indemnification under this Section 8.04 except to the extent that the Tax Indemnifying Party is materially prejudiced by such failure.
            (e)        Except as otherwise set forth in this Section 8.04(e), the Tax Indemnifying Party will have the right to control any audit or other administrative or judicial proceeding relating to any of the KWK Entities in respect of any Tax liability with respect to which the Tax Indemnifying Party provides indemnification under this Section 8.04.  The Tax Indemnifying Party shall (i) consult with the Tax Indemnified Party and(ii) permit the Tax Indemnified Party, at its expense, to participate in the defense of such audit, controversy or other proceeding. Neither the Tax Indemnifying Party nor the Tax Indemnified Party shall enter into any settlement or other resolution of any audit or other administrative or judicial proceeding with respect of any Tax liability without the consent of the other party, such consent not to be unreasonably withheld. Any audit or other administrative or judicial proceeding relating to any of the KWK Entities in respect of any Straddle Tax Period shall be jointly controlled by Buyer and Seller.
            (f)        If the Tax Indemnifying Party’s indemnification obligation under this Section 8.04 arises in respect of the payment of any Tax Damages which makes allowable to the Tax Indemnified Party, any of its Affiliates or, in the case of Buyer, effective upon the Closing, a Sold Entity any deduction, amortization, exclusion from income or other allowance which would not, but for the payment of such Tax Damages, be allowable, then the Tax Indemnified Party shall pay to the Tax Indemnifying Party an amount equal to the Tax benefit resulting therefrom if, as and when such Tax benefit is actually realized in cash or a reduction in Taxes otherwise due.
            (g)        For purposes of this Section 8.04, in the case of any Straddle Tax Period, the amount of Taxes allocable to the portion of such taxable period ending on the Closing Date shall be deemed to be: (i) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire relevant taxable period and (ii) in the case of Taxes not described in the previous sentence (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date.
            Section 8.05.  Survival; Exclusivity.  Notwithstanding anything to the contrary in this Agreement, (i) the covenants and agreements under this Article 8 shall survive until the close of business on the 60th day following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof), and (ii) Section 8.04 shall be the exclusive provision relating to indemnification for matters relating to Taxes of the KWK Entities.
ARTICLE 9
Employee Matters
            Section 9.01.  Employee Matters.  (a) Except as set forth in the Transition Services Agreement, as of the Closing Date, each Business Employee shall cease to accrue future benefits under the Business Employee Plans.  Except as set forth in the Transition Services Agreement, Seller and its Affiliates shall retain sponsorship of, shall remain solely responsible for and shall retain all liabilities, obligations and commitments under, the Business Employee Plans, whether arising before, on or after the Closing Date other than as specifically provided in this Article 9.  Except as set forth in the Transition Services Agreement, Buyer shall not, and from and after the Closing Date the Sold Entities shall not, except to the extent provided herein, assume sponsorship of, contribute to or maintain, or have any responsibility, liability, obligation or commitment with respect to, the Business Employee Plans.
            (b)        On or before the Closing Date, Buyer shall, or shall cause any of its Affiliates to, offer employment, effective as of the Closing, to each Business Employee who is not an Inactive Business Employee as of the Closing Date, on the terms and conditions set forth in this Section 9.01.  Those Business Employees who accept such offers of employment on the Closing Date and all Inactive Business Employees who return to active employment with Buyer or one of its Affiliates on or prior to 180 days following the Closing Date, once actively employed again, shall herein be referred to as the “Current Employees”.  Effective immediately prior to the Closing or the Effective Hire Date, as applicable, Seller or the applicable Affiliate of Seller shall terminate the employment of each Current Employee.  For purposes of clarification, (i) Buyer shall be solely responsible for any and all severance liabilities relating to the termination of employment of any Current Employee by Buyer or its Affiliates after the Closing Date and (ii) Seller and its Affiliates, as applicable, shall be solely responsible for any and all severance liabilities relating to the termination of employment of any employees of Seller and its Affiliates, including without limitation, any Business Employees who do not become Current Employees, on or prior to the Closing Date.
            (c)        For the duration of the period commencing on the Effective Hire Date and ending on the first anniversary of the Closing Date (the “Relevant Period”), Buyer shall, or shall cause its Affiliates to, provide (i) to each Current Employee who is employed by Buyer or any of its Affiliates base wages or salaries, as applicable, at least equal to those provided to such Current Employee immediately prior to the Closing Date and (ii) to Current Employees in the aggregate variable incentive compensation opportunities (excluding equity-based compensation and change in control and retention and benefits), annual bonus opportunities and employee benefit plans, programs, policies and arrangements that are not less favorable in the aggregate (excluding for these purposes any tax treatment applicable to such benefits, programs, policies or arrangements which has or may change as a result of material changes in Applicable Law) to the variable incentive compensation opportunities (excluding equity-based compensation and change in control and retention and benefits), annual bonus opportunities and employee benefit plans, programs, policies and arrangements that are provided Current Employees immediately prior to the Closing Date and disclosed in Section 3.20(a) of the Seller Disclosure Schedules.  Buyer shall, or shall cause its Affiliates to provide severance benefits to any Current Employee whose employment with Buyer or its Affiliates is terminated by Buyer or its Affiliates during the Relevant Period for a reason other than cause (as reasonably determined by Buyer or its Affiliates in good faith), that are no less favorable than the severance benefits provided to such Current Employee immediately prior to the Closing and disclosed in Section 3.20(a) of the Seller Disclosure Schedules.
            (d)        For Current Employees, effective as of their Effective Hire Date, Buyer shall, or shall cause its Affiliates to, cause each compensation or employee benefit plan, program, or arrangement maintained or contributed to by Buyer or any of its Affiliates and in which any Current Employee becomes eligible to participate, to treat the prior service of such Current Employee with Seller or any of its Affiliates as service rendered to Buyer or its Affiliates, as the case may be, for all purposes (including vesting, eligibility, level of benefit (including for purposes of severance and vacation/paid time off benefits)) and future benefit accrual purposes, to the extent that such prior service was recognized under the applicable Business Employee Plan immediately prior to such Current Employee’s Effective Hire Date, to the extent that such service credit does not result in duplication of benefits for the same service period of service.
            (e)        Buyer shall, or shall cause its Affiliates to (i) waive any limitation on health and welfare coverage of any Current Employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements, and requirements to show evidence of good health under the applicable health and welfare plan of Buyer or any Affiliate of Buyer to the extent such Current Employee and his or her eligible dependents is covered under a health and welfare benefit plan of Seller or any of its Affiliates (as the case may be), and such conditions, periods or requirements are satisfied or waived under such plan, immediately prior to the Closing Date; provided that Seller has provided to Buyer a “Certificate of Creditable Coverage” with respect to each such Current Employee and his or her eligible dependents and (ii) credit each Current Employee and his or her eligible dependents with all deductible payments, co-payments and co-insurance paid by such employee and covered dependents under the medical employee benefit plan of Seller or any of its Affiliates (as the case may be) during the year prior to the applicable Effective Hire Date for the purpose of determining the extent to which any such employee and his or her dependents have satisfied their deductible and whether they have reached the out-of-pocket maximum under any medical plan of Buyer or any Affiliate of Buyer for such year.
            (f)        With respect to each Inactive Business Employee, any such employee on long-term disability leave shall remain on Seller’s long-term disability plan in accordance with the terms of the applicable Business Employee Plan.
            (g)        Effective from and after the Closing Date, except as otherwise provided for in the Transition Services Agreement, with respect to any claims for hospital, medical, dental or other health, disability, life insurance or accidental death or dismemberment benefits, expenses or other reimbursement provided to or in respect of any Current Employee (or his or her eligible dependents), (i) Seller shall remain responsible and liable for any such claims incurred by such Current Employee on or prior to the Closing Date and (ii) Buyer or its Affiliates shall assume responsibility and liability under Buyer’s plans for any such claims incurred by such Current Employee after the Closing Date.  For purposes of the foregoing, claims for medical, dental or other health or disability benefits shall be considered incurred when the services are rendered or supplies are provided, and not when the condition arose or the applicable claim was submitted, claims for hospitalization shall be considered incurred at the time of hospital admission and claims for life insurance or accidental death or dismemberment benefits shall be considered incurred on the date of death or dismemberment.
            (h)        For the period beginning on the Closing Date and ending on the last day of the calendar year in which the Closing occurs, Buyer shall or shall cause its Affiliates to provide for planned and unplanned time-off policies for Current Employees that are no less favorable to such employees than planned and unplanned time-off policies provided by Buyer or its Affiliates to their similarly situated employees.  Buyer shall or shall cause its Affiliates to, credit each Current Employee with all paid time off accrued and unused by such Current Employee through the Closing Date, solely to the extent such paid time off was properly reserved on the balance sheet.
            (i)        During the period beginning on the Closing Date and ending on the last day of the calendar year in which the Closing occurs, except as otherwise provided for in the Transition Services Agreement, Buyer shall or shall cause its Affiliates, as the case may be, to (i) maintain health care, limited purpose healthcare spending and dependent care flexible spending accounts established under Section 125 of the Code (the “Buyer FSA”), (ii) permit the Current Employees to participate in the Buyer FSA to the extent coverage under such Buyer FSA replaces coverage under a comparable Benefit Plan or other benefit plan of Seller or its Affiliates in which such Current Employee participated immediately before the Closing (the “Seller FSA”), (iii) credit Current Employees under the Buyer FSA immediately following their Effective Hire Date with amounts available for reimbursement equal to such amounts as were credited under the Seller FSA with respect to such person immediately prior to their Effective Hire Date and (iv) give effect under the Buyer FSA to any elections made by such Current Employees with respect to the Seller FSA for the year in which the Closing occurs.  As soon as reasonably practicable following the Closing, except as otherwise provided for in the Transition Services Agreement, if the net difference between (x) the aggregate employee contributions under the Buyer FSA made under the Seller FSA as of the Closing Date made during the year of the Closing Date and (y) the aggregate employee reimbursements under the Buyer FSA made under the Seller FSA as of the Closing Date made during the year of the Closing Date, in each case with respect to Current Employees for the 2010 plan year, (the “Assumed FSA Balance”) is (1) a positive number, then Seller shall transfer to Buyer an amount, in cash, equal to the Assumed FSA Balance or (2) a negative number, then Buyer shall transfer to Seller an amount, in cash, equal to the positive value of the Assumed FSA Balance.  The parties hereto agree to make reasonable, good faith efforts to implement the provisions of this Section 9.01(i) to take into account the complexity of transferring flexible spending accounts.
            (j)        In the event that a Current Employee makes a voluntary election pursuant to Section 401(a)(31) of the Code to roll over his or her account balance in Seller’s tax-qualified defined contribution plan to a tax-qualified defined contribution plan sponsored by Buyer or one of its Affiliates, Buyer agrees to cause such tax-qualified defined contribution plan to accept such rollovers in cash or in instruments evidencing participant loans.
            (k)        Notwithstanding anything herein to the contrary, except as otherwise provided for in the Transition Services Agreement, Seller agrees to reimburse Buyer or one of its Affiliates, within 30 days following the end of the calendar year in which the Closing Date occurs, for a pro-rata portion of the profit-sharing contribution Current Employees would otherwise be entitled to receive under the terms of Seller’s tax-qualified defined contribution plan for the year in which the Closing Date occurs.  As soon as practicable following the date hereof, Seller agrees to amend the applicable Employee Benefit Plan to reflect the provisions of this Section 9.01(k), to the extent required.  For the avoidance of doubt, Buyer or one of its Affiliates, as applicable, agrees to contribute the amounts provided by Seller under this Section 9.01(k) to the applicable tax-qualified defined contribution plan for the benefit of Current Employees, to the extent not previously contributed.
            (l)        Notwithstanding anything herein to the contrary, except as otherwise provided for in the Transition Services Agreement, Seller shall pay to the Current Employees, as soon as administratively feasible following the Closing Date, a pro-rated portion of the bonus amounts otherwise payable to the Current Employees in respect of the year in which the Closing Date occurs under the Employee Benefit Plan(s) that are cash incentive plan(s), determined in accordance with the terms of the applicable plan(s), based upon performance and the percentage of the applicable fiscal year that shall have elapsed through the Closing Date.  For the avoidance of doubt, Buyer shall not assume any obligation in respect of such plan(s).
            (m)        Seller and Buyer hereby agree to follow the standard procedure for employment tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-35.  Accordingly, Seller shall have employment tax reporting responsibilities for the wages and other compensation it pays with respect to the Current Employees and Buyer shall have employment tax reporting responsibilities for the wages and other compensation it pays with respect to the Current Employees.
            (n)        In the event that Buyer determines to terminate any Current Employee during the 90-day period following the Closing Date, Buyer and Seller agree to cooperate and exchange such data and information as is reasonably necessary to determine whether such terminations would reasonably be expected to result in liability to Buyer or Seller under WARN.  Buyer, on the one hand, and Seller, on the other hand, hereby agrees to indemnify and hold the other and its Affiliates harmless from and against any and all damages arising out of or otherwise in respect of any suit or claim of violation brought against such other party or any of its Affiliates under WARN for any actions taken by, as applicable, Buyer after the Closing Date with respect to any facility, site or operating unit of the Current Employees or Seller prior to the Closing Date with respect to any facility, site or operating unit of the Business Employees.
            (o)        Effective from and after the Closing Date, with respect to any workers compensation claims of any Current Employee (or his or her eligible dependents), (i) Seller shall remain responsible for any such claims incurred by such Current Employee on or prior to the Closing Date and (ii) Buyer shall assume responsibility for any such claims incurred by such Current Employee after the Closing Date.  For purposes of the foregoing, a claim for workers compensation benefits shall be deemed to be incurred when the event giving rise to the claim occurs.
            (p)        Seller shall be responsible for providing any Business Employee (and such Business Employee’s “qualified beneficiaries” within the meaning of Section 4980B(f) of the Code) whose “qualifying event,” within the meaning of Section 4980B(f) of the Code, occurs on or prior to the Closing Date with the continuation of group health coverage required by Section 601 et. seq. of ERISA and Section 4980B(f) of the Code (“Continuation Coverage”) under the terms of a health plan maintained by Seller or any of its Affiliates.  Except as otherwise provided for in the Transition Services Agreement, Buyer shall be responsible for providing Continuation Coverage for any Current Employee (and such Current Employee’s qualified beneficiaries) whose qualifying event occurs after the Closing Date.
            (q)        From and after the Closing, Buyer shall indemnify and hold harmless Seller or its Affiliates against all liabilities or losses which Seller or its Affiliates may suffer or incur as a result of any claim, action or other proceeding made by any Current Employee against Seller or its Affiliates from and after the Closing Date arising from any breach of the obligations of Buyer and its Affiliates under this Section 9.01.  Except as otherwise expressly provided for herein, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates against all liabilities or losses which Buyer or its Affiliates may suffer or incur as a result of any claim, action or other proceeding: (i) related to the Business Employee Plans, (ii) made by any current or former employee of Seller or any of its Affiliates or any current or former Seconded Employee (including any Current Employee) against Buyer or its Affiliates from and after the Closing Date arising from any breach of the obligations of Seller and its Affiliates under this Section 9.01 or (iii) relating to any current or former employee of Seller or any of its Affiliates or any current or former Seconded Employee (including any Current Employee) arising on or prior to the Closing Date.
            (r)        Without limiting the generality of Section 13.08, the provisions of this Section 9.01 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person (including, for the avoidance of doubt, any Current Employee or other current or former employee of Seller or any of its Affiliates, other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 9.01) under or by reason of any provision of this Agreement.  Nothing in this Section 9.01 shall amend, or be deemed to amend (or prevent the amendment or termination of) any Benefit Plan or any compensation or benefit plan of Seller or Buyer or any of their respective Affiliates.  Nothing in this Section 9.01 is intended to represent a guarantee of employment or otherwise restrict the authority of Buyer or any of its Affiliates to terminate the employment of any Current Employee, subject to Applicable Laws.
ARTICLE 10
Conditions to Closing
            Section 10.01.  Conditions to Obligations of All Parties.  The obligations of the parties hereto to consummate the Closing are subject to the satisfaction of the following conditions:
            (a)        Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.
            (b)        No order, injunction or decree issued by a court of competent jurisdiction preventing the consummation of the Closing or any of the material transactions contemplated by the Joint Operating Agreement or the Transition Services Agreement shall be in effect.

            Section 10.02.  Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:
            (a)        Seller and the Selling Subsidiaries shall have performed in all material respects all of its obligations hereunder required to be performed by them at or prior to the Closing.
            (b)        (i) The representations and warranties of Seller and the Selling Subsidiaries contained in Section 3.06(a)(other than the last two sentences thereof), 3.07 and the first sentence of Section 3.11 shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specific time, which shall be true in all respects only as of such time), (ii) the representations and warranties of Seller and the Selling Subsidiaries contained in Sections 3.01, 3.02, 3.04, 3.05, 3.06(b), 3.06(c) and in the last two sentences of Section 3.06(a) (together with the representations and warranties contained in Section 3.06(a) (other than the last two sentences thereof) and 3.07, collectively, the “Fundamental Representations”) shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time), (iii) the other representations and warranties of Seller and the Selling Subsidiaries contained in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Closing Date as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time) with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) Buyer shall have received a certificate signed by an executive officer of Seller to the foregoing effect.
            (c)        Since the date of this Agreement, there shall not have occurred and be continuing any change, event, circumstance, development or occurrence which, individually or in the aggregate, has had a Material Adverse Effect.
            (d)        Each of the Selling Subsidiaries and Seller shall have delivered a certification to the effect that it is not a “foreign person” within the meaning of Section 1445 of the Code.
            Section 10.03.  Conditions to Obligation of Seller and the Selling Subsidiaries.  The obligation of Seller and the Selling Subsidiaries to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a)        Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.
            (b)        (i) The representations and warranties of Buyer contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date, except as would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and (ii) Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.
ARTICLE 11
Termination
            Section 11.01.  Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:
            (a)        by mutual written agreement of Seller and Buyer;
            (b)        by either Seller or Buyer if the Closing shall not have been consummated on or before December 22, 2010 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 11.01(b) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time;
            (c)        by either Seller or Buyer if consummation of the transactions contemplated hereby or by the Joint Operating Agreement or the Transition Services Agreement would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or
            (d)        by Seller, in order for Seller or any of its subsidiaries to enter into definitive documentation concerning a Superior Proposal provided that (x) Seller and the Selling Subsidiaries have complied and are in compliance in all material respect with the terms and conditions of this Agreement, including Section 5.04 and (y) in connection with such termination, Seller pays the Termination Fee payable pursuant to Section 13.03(a).
The party desiring to terminate this Agreement pursuant to this Section 11.01 shall give notice of such termination to the other parties.
            Section 11.02.  Effect of Termination.  Other than as specifically set forth in Section 11.01(d) and Section 13.03, if this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure to perform a covenant of this Agreement, such party shall be fully liable for any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) incurred or suffered by the other party as a result of such failure or breach. Nothing herein shall relieve any party from any liability for fraud by such party.  The provisions of this Section 11.02 and Sections 6.01, 13.01, 13.02(a), 13.03, 13.05, 13.06, 13.07, 13.10, 13.12 and 13.13 shall survive any termination hereof pursuant to Section 11.01.
ARTICLE 12
Survival; Indemnification
            Section 12.01.  Survival.  The representations and warranties of the parties under this Agreement shall survive the Closing until the first anniversary of the Closing; provided that the Fundamental Representations and the representations and warranties set forth in Section 3.21 shall survive the Closing until the three year anniversary of the Closing.  The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing indefinitely or for the shorter period explicitly specified therein.  Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement (other than Article 8) shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.
            Section 12.02.  Indemnification.  (a) Effective after the Closing, subject to the terms and conditions of this Article 12, Seller hereby indemnifies Buyer and its Affiliates against and shall hold each of them harmless from any and all damage, loss, fines, settlement payments, awards, penalties, interest and expense (including reasonable expenses of investigation and attorneys’ fees and expenses in connection with any action, suit or proceeding involving a Third-Party Claim) (“Damages”) actually incurred or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach or inaccuracy of any of the representations and warranties of Seller and the Selling Subsidiaries contained in this Agreement (each such misrepresentation or breach or inaccuracy, a “Warranty Breach”) or breach of covenant or agreement made or to be performed by Seller or the Selling Subsidiaries pursuant to this Agreement (other than a covenant or agreement made or to be performed pursuant to Article 8);

provided that with respect to indemnification by Seller for Warranty Breaches pursuant to this Section 12.02(a), (i) Seller shall not be liable for any individual Warranty Breach (other than any Warranty Breach to the extent relating to a representation or warranty relating to a KWK Entity, a Fundamental Representation or the representations and warranties set forth in Section 3.21) unless the aggregate amount of Damages with respect to such Warranty Breach (or series of Warranty Breaches arising from or relating to the same or substantially similar facts or circumstances) exceeds $125,000 (each such Warranty Breach, a “Qualifying Warranty Breach”); (ii) except in respect of any Warranty Breach to the extent relating to a representation or warranty relating to a KWK Entity, any Fundamental Representation or the representations and warranties set forth in Section 3.21, Seller shall not be liable unless the aggregate amount of Damages with respect to all Qualifying Warranty Breaches exceeds $7,780,000 and then only to the extent of such excess and (iii) Seller’s maximum liability for all Warranty Breaches shall not exceed $75,000,000.  Effective after the Closing, subject to the terms and conditions of this Article 12, Seller hereby indemnifies Buyer and its Affiliates against and shall hold each of them harmless from any and all Damages actually incurred or suffered by Buyer or any of its Affiliates arising out of Gas Services GP’s indemnification obligations set forth in Section 3.2(c) and 3.2(d) of the Omnibus Agreement.
            (b)        Effective after the Closing, subject to terms and conditions of this Article 12, Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by Seller or any of its Affiliates arising out of any misrepresentation or breach or inaccuracy of any of the representations and warranties of Buyer contained in this Agreement (each such misrepresentation or breach of warranty a “Buyer Warranty Breach”) or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement (other than a covenant or agreement made or to be performed pursuant to Article 8); provided that with respect to indemnification by Buyer for Buyer Warranty Breaches pursuant to this Section 12.02(b), (i) Buyer shall not be liable for any individual Buyer Warranty Breach unless the aggregate amount of Damages with respect to such Buyer Warranty Breach (or series of Buyer Warranty Breaches arising from or relating to the same or substantially similar facts or circumstances) exceeds $125,000 (each such Buyer Warranty Breach, a “Qualifying Buyer Warranty Breach”); (ii) Buyer shall not be liable unless the aggregate amount of Damages with respect to all Qualifying Buyer Warranty Breaches exceeds $7,780,000 and then only to the extent of such excess and (iii) Buyer’s maximum liability for all Qualifying Buyer Warranty Breaches shall not exceed $75,000,000.
            Section 12.03.  Third-Party Claim Procedures.  (a) The party seeking indemnification under Section 12.02 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the

“Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (“Third-Party Claim”) in respect of which indemnity may be sought under Section 12.02.  Such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations or liability hereunder, except to the extent such failure shall have actually adversely prejudiced the Indemnifying Party.
            (b)        The Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, subject to the limitations set forth in this Section 12.03, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense; provided, that the Indemnified Party is hereby authorized, prior to the Indemnifying Party’s delivery of a written election to the Indemnified Party of its agreement to defend such Third-Party Claim, to file any motion, answer or other pleading that it shall reasonably deem necessary to protect its interests or those of the Indemnifying Party.
            (c)        If the Indemnifying Party elects to assume the defense of any such Third Party Claim, it shall within 30 days notify the Indemnified Party in writing of its intent to do so.  The Indemnifying Party will have the right to assume control of such defense of the Third-Party Claim only for so long as it conducts such defense with reasonable diligence.  The Indemnifying Party shall keep the Indemnified Parties advised of the status of such Third-Party Claim and the defense thereof on a reasonably current basis and shall consider in good faith the recommendations made by the Indemnified Parties with respect thereto.  If the Indemnifying Party assumes the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 12.03, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third-Party Claim, if (A) the settlement does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third-Party Claim, (B) the amount of any damages to be paid with respect to the settlement of such Third Party Claim is in excess of the $75,000,000 cap, (C) the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, or (D) the Indemnifying Party does not agree in writing to pay such amounts payable pursuant to such settlement, and (ii) the Indemnified Party shall be entitled to participate in the defense of any such Third-Party Claim and to employ, at its expense, separate counsel of its choice for such purpose; provided, that if the Indemnifying Party assumes the defense of any such Third-Party Claim but fails to diligently prosecute such claim, or if the Indemnifying Party does not assume the defense of any such claim, the Indemnified Party may assume control of such defense and the Indemnifying

Party will bear the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses); and provided, further, that notwithstanding the foregoing, the Indemnifying Party shall pay the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses) of the Indemnified Party if (x) the Indemnified Party’s counsel shall have reasonably concluded and advised that there are defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (y) the Indemnified Party’s counsel shall have advised the Indemnified Party that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that subjects the Indemnified Party to any criminal liability, requires an admission of guilt or wrongdoing on the part of the Indemnified Party or imposes any continuing obligation on or requires any payment from the Indemnified Party without the Indemnified Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
            (d)        Each party shall reasonably cooperate, and cause their respective Affiliates to reasonably cooperate, in the defense or prosecution of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
            Section 12.04.  Direct Claim Procedures.  If the Indemnified Party has a claim for indemnity under Section 12.02 against the Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.
            Section 12.05.  Calculation of Damages.  (a) The amount of any Damages payable under Section 12.02 by the Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor.  If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then the Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by the Indemnifying Party in connection with providing such indemnification payment up to the amount actually received by the Indemnified Party, net of any expenses incurred by the Indemnified Party in collecting such amount.  The Indemnified Party shall use commercially reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 12.02.
            (b)        If the Indemnifying Party’s indemnification obligation under Section 12.02 arises in respect of the payment of any Damages which makes allowable to the Indemnified Party, any of its Affiliates or, in the case of Buyer, effective upon the Closing, a Sold Entity any deduction, amortization, exclusion from income or other allowance which would not, but for the payment of such Damages, be allowable, then the Indemnified Party shall pay to the Indemnifying Party an amount equal to the Tax benefit resulting therefrom if, as and when such Tax benefit is actually realized in cash or a reduction in Taxes otherwise due.
            (c)        The Indemnifying Party shall not be liable under Section 12.02 for any (i) consequential, punitive or indirect or special Damages or (ii) Damages for lost profits, except with respect to Damages for lost profits, to the extent a court of competent jurisdiction determined that lost profits is the appropriate measure of direct damages with respect to the matters giving rise to the claim for Damages (it being understood and agreed that such calculation of Damages shall not be based on any application of revenue or earnings multiples to direct damages); provided that nothing herein shall prevent any Indemnified Party from recovering for all components of awards against them in Third Party Claims for which recovery is provided under this Article 12, including consequential, punitive or indirect or special Damages and Damages for lost profits.
            (d)        The Indemnified Party must mitigate in accordance with Applicable Law any loss for which the Indemnified Party seeks indemnification under this Agreement.  If the Indemnified Party mitigates losses after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss, the Indemnified Party must notify the Indemnifying Party and pay to the Indemnifying Party the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party’s reasonable costs of mitigation) promptly after the benefit is received.
            (e)        Seller shall have no obligation to indemnify Buyer or its Affiliates pursuant to Section 12.02 to the extent the related Damages result or arise from any action (including disclosure or other communication to any Governmental Authority or other third party or any invasive sampling or testing of any soil, surface water, groundwater, building materials or other environmental media) by or on behalf of Buyer or any of its Affiliates that is not required by an Applicable Law.

            Section 12.06.  Assignment of Claims.  If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 12.02 and it is reasonably likely that the Indemnified Party could have recovered all or a part of such Damages from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.
            Section 12.07.  Exclusivity.
            (a)        After the Closing and except as otherwise set forth in Section 8.05 with respect to matters relating to Taxes, Section 12.02 will (in the absence of fraud) provide the exclusive remedy for each of the parties hereto for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby (other than equitable remedies as they relate to breaches of covenants or other agreements contained herein to the extent such covenants or agreements are to be performed after the Closing).
            (b)        Except as specifically set forth in this Agreement, effective as of the Closing, Buyer waives any rights and claims Buyer may have against Seller, whether in law or equity, relating to claims for contribution and other rights of recovery arising out of or relating to any Environmental Law (whether now or hereinafter in effect).
ARTICLE 13
Miscellaneous
            Section 13.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Buyer, to:
First Reserve Crestwood Holdings LLC
c/o Crestwood Midstream Partners, LLC
717 Texas Avenue, Suite 3150
Houston, Texas 77002
Attention: Robert G. Phillips
Facsimile No.: 832-519-2250

            with copies to:
First Reserve Management, L.P.
One Lafayette Place
Greenwich, Connecticut 06830
Attention: Alan G. Schwartz
Facsimile No.: 203-661-6729
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: William E. Curbow
Facsimile No.: 212-455-2502
            if to Seller or the Selling Subsidiaries, to:
Quicksilver Resources Inc.
777 West Rosedale
Fort Worth, Texas 76104
Attention: John C. Cirone
Facsimile No.: 817-665-5004
            with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Leonard Kreynin
Facsimile No.: 212-701-5800
or such other address or facsimile number as such party may hereafter specify in writing for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed duly given when delivered personally (including by courier or overnight courier with confirmation), via facsimile (with confirmation) or delivered by an overnight courier (with confirmation), if, in any such case, confirmation is obtained prior to 5 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

            Section 13.02.  Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
            (b)       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
            Section 13.03.   Expenses. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. If this Agreement is terminated by Seller pursuant to Section 11.01(d), then Seller shall (i) pay to Buyer in immediately available funds $23,340,000 (the “Termination Fee”), concurrently with such termination and (ii) shall reimburse Buyer and its Affiliates, no later than five Business Days after Buyer’s submission of reasonable documentation thereof, for 100% of Buyer’s and its Affiliates’ reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $2,000,000 actually incurred by Buyer and its Affiliates in connection with this Agreement.
            (b)       If (i) this Agreement is terminated by Seller or Buyer pursuant to Section 11.01(b), (ii) prior to such termination Seller provides or is otherwise obligated to provide to Buyer the notice of an Acquisition Proposal as contemplated by Section 5.04(b) and (iii) within 90 days of such termination, Seller enters into definitive documentation with respect to an Alternative Transaction with the party who made such Acquisition Proposal or any of its Affiliates, then Seller shall pay to Buyer the Termination Fee prior to or on the date, if any, that such transaction is consummated and shall reimburse Buyer and its Affiliates, no later than five Business Days after Buyer’s submission of reasonable documentation thereof, for 100% of Buyer’s and its Affiliates’ reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $2,000,000 actually incurred by Buyer and its Affiliates in connection with this Agreement. For purposes of this Agreement, the term “Alternative Transaction” means a transaction in which Seller or its subsidiaries sell, directly or indirectly, not less than 51% of Seller’s ownership interest in Gas Services GP (and correspondingly, the General Partner Units and Incentive Distribution Rights held by Gas Services GP) at an implied purchase price for such ownership interest that is greater than that portion of the Purchase Price payable by Buyer pursuant to this Agreement for such ownership interest.
            (c)       Buyer agrees that, upon any termination of this Agreement in compliance with Section 11.01(d) and where such Termination Fee is paid in full, Buyer shall be precluded from any other remedy against Seller, at law or in equity or otherwise, and Buyer shall not shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Seller or any of Seller’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.
            Section 13.04.  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that notwithstanding the foregoing Buyer may assign all or any portion of this Agreement to any subsidiary or Affiliate of Buyer provided that no such assignment by Buyer shall in any way affect Buyer’s obligations or liabilities under this Agreement.
            Section 13.05.  Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules thereof.
            Section 13.06.  Jurisdiction. The parties hereto (i) agree and consent that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the Delaware Chancery Court in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (and, in each case, of the appropriate appellate courts therefrom), and (ii) irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party. Each of the parties hereto agrees that it will not, and will not permit its Affiliates to, bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including with respect to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other the United States District Court for the Southern District of New York or any court of the State of New York sitting in the Borough of Manhattan in the City of New York and agree that the waiver of jury trial set forth in Section 13.07 hereof shall be applicable to any such proceeding.
            Section 13.07.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
            Section 13.08.  Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, except, with respect to Section 13.13, Davis Polk & Wardwell LLP, and provided that the Financing Sources shall have the right to enforce their rights under Sections 13.06 and 13.07.
            Section 13.09.  Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
            Section 13.10.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
            Section 13.11.  Disclosure Schedules. Seller has set forth information on the Seller Disclosure Schedules in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Seller Disclosure Schedules need not be set forth in any other section so long as its relevance to such other section of the Seller Disclosure Schedules or section of this Agreement is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The parties acknowledge and agree that (a) the Seller Disclosure Schedules may include certain items and information solely for informational purposes for the convenience of Buyer and (b) the disclosure by Seller of any matter in the Seller Disclosure Schedules shall not be deemed to constitute an acknowledgment by Seller that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.
            Section 13.12.  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. If, prior to the Termination Date, either party brings any action to enforce specifically the performance of the terms and provisions of this Agreement by the other party, the Termination Date shall automatically be extended by (i) the amount of time during which such action is pending, plus 20 Business Days, or (ii) such other time period established by the court presiding over such action.
            Section 13.13.  Waiver of Conflicts; Attorney-Client Privilege. (a) Buyer waives and will not assert, and Buyer agrees to cause its Affiliates to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller or any of its Affiliates or any shareholder, officer, employee or director of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated thereby, by any legal counsel currently representing Seller or any of its Affiliates in connection with this Agreement or any other agreements or transactions contemplated thereby (the “Current Representation”).
            (b)       Buyer waives and will not assert, and Buyer agrees to cause its Affiliates to waive and not assert, any attorney-client privilege with respect to any communication between any legal counsel and any Designated Person occurring during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with Buyer or any of its Affiliates, it being the intention of the parties hereto that all such rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by Seller; provided that the foregoing waiver and acknowledgement of retention shall not extend to any communication not involving this Agreement or any other agreements or transactions contemplated thereby, or to communications with any Person other than the Designated Persons.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden

	Name:	Glenn Darden
	Title:	President and
Chief Executive Officer

COWTOWN GAS PROCESSING L.P.

By:	Cowtown Pipeline Management,
Inc., its general partner

By:	/s/ Glenn Darden

	Name:	Glenn Darden
	Title:	President and
Chief Executive Officer

COWTOWN PIPELINE L.P.

By:	Cowtown Pipeline Management,
Inc., its general partner

By:	/s/ Glenn Darden

	Name:	Glenn Darden
	Title:	President and
Chief Executive Officer

FIRST RESERVE CRESTWOOD HOLDINGS LLC

By:	/s/ Robert G. Phillips

Name:
Title:
[Signature Page to Purchase Agreement]

EXHIBIT B
DETERMINATION OF EARN-OUT PAYMENTS
            1.  Definitions.  Each capitalized term used and not otherwise defined herein shall have the meaning assigned such term in the Purchase Agreement dated as of July 22, 2010 (the “Agreement”) between First Reserve Crestwood Holdings LLC, a Delaware limited liability company (“Buyer”), Cowtown Gas Processing L.P., a Texas limited partnership, Cowtown Pipeline L.P., a Texas limited partnership, and Quicksilver Resources Inc., a Delaware corporation (“Seller”). In addition, the following terms as used herein shall have the following meanings:
            “Average Daily Volume” means, for any period, the sum of (x) the average daily total cumulative gathering volumes measured in MMcf received by, or made available to, KGS and its Affiliates from Seller and its Affiliates during such period, (y) Third Party Volumes for such period and (z) the sum of Unconnected Well Volumes for such period.
            “Completed Well” means a well owned by Seller or any of its Affiliates that is ready for connection and for which all necessary permits and Right-of-Ways have been obtained.
            “Earn-Out Payment” means the Initial Earn-Out Payment, the Subsequent Earn-Out Payment and the Third Earn-Out Payment.
            “Initial Earn-Out Period” means the period from January 1, 2011 through December 31, 2011.
            “Initial Earn-Out Payment” means $50 million multiplied by a fraction the numerator of which is (x) the Average Daily Volume for the Initial Earn-Out Period less 334 MMcfd and the denominator of which is (y) 156 MMcfd.
            “MMcfd” means million cubic feet per day.
            “Project Areas” means each of Cowtown Gathering System, Alliance Gathering System and Lake Arlington Gathering System, as applicable.
            “Subsequent Earn-Out Payment” means (A) $72 million less the amount of the Initial Earn-Out Payment multiplied by (B) a fraction the numerator of which is (x) the Average Daily Volume for the Subsequent Earn-Out Period less 490 MMcfd (but not less than zero) and the denominator of which is (y) 45 MMcfd.

            “Subsequent Earn-Out Period” means the period from January 1, 2012 through December 31, 2012.
            “Third Earn-Out Payment” means, subject to Section 3 hereof, the amount, if any, by which the Initial Earn-out Payment exceeds $50 million plus the amount by which the Subsequent Earn-Out Payment exceeds $22 million; provided that in no event shall the Third Earn-Out Payment exceed $50 million.
            “Third Party Volumes” means, for any period, the amount, if any, by which (x) the average daily total cumulative gathering volumes measured in MMcfd received by, or made available to, KGS and its Affiliates from all third party providers exceeds (y) 13.313 MMcfd.
            “Unconnected Well Volumes” means, for each well in a Project Area that becomes a Completed Well after commencement of the Initial Earn-Out Period, (A) the average daily total cumulative gathering volumes for such well (measured in MMcfd) determined in accordance with the decline curve set forth on Annex A for the applicable Project Area (the “Theoretical Production”) for the period from the date that such well becomes a Completed Well until end of the Initial Earn-Out Period or Subsequent Earn-Out Period (as applicable) plus (B) the actual average daily total cumulative gathering volumes (measured in MMcfd) of such Completed Well for the period from the date that such well comes online until the end of the Initial Earn-Out Period or Subsequent Earn-Out Period (as applicable) less (C) the Theoretical Production for the period from the date that the well was online during the Initial Earn-Out Period or the Subsequent Earn-Out Period (as applicable).
            2.       Earn-Out Payments.  Buyer shall pay to Seller the Initial Earn-Out Payment, the Subsequent Earn-Out Payment and the Third Earn-Out Payment, if any, by wire transfer of immediately available funds. Each Earn-Out Payment shall be due and payable as provided in Section 4. Notwithstanding anything herein to the contrary, the payment of the excess of the amount of the Initial Earn-Out Payment over $50 million (if any) and the excess of the amount of the Subsequent Earn-Out Payment over $22 million (if any) shall be made not as part of the Initial Earn-Out Payment or the Subsequent Earn-Out Payment, as applicable, but only in a Third Earn-Out Payment.
            3.       Maximum Earn-Out.  Notwithstanding anything in this Exhibit B to the contrary, in no event shall the sum of the Initial Earn-Out Payment, the Subsequent Earn-Out Payment and the Third Earn-Out Payment exceed $72 million.
            4.       Payments; Disputes.  (a) No later than January 15, 2012 (in the case of the Initial Earn-Out Period) and January 15, 2013 (in the case of the Subsequent Earn-Out Period), Seller shall deliver to Buyer a written report (each such written report, a “Well Report”) specifying in reasonable detail (and

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including supporting documentation) the Unconnected Well Volumes for the Initial Earn-Out Period or the Subsequent Earn-Out Period (as applicable).
            (b)       No later than 30 days after Seller’s delivery to Buyer of a Well Report, Buyer shall deliver to Seller a written report (each such written report, an “Earn-Out Statement”) specifying in reasonable detail (and including supporting documentation) (i) Average Daily Volumes for the Initial Earn-Out Period or the Subsequent Earn-Out Period (as applicable); (ii) Third Party Volumes for the Initial Earn-Out Period or the Subsequent Earn-Out Period (as applicable) and (iii) Buyer’s calculation of the Initial Earn-Out Payment or the Subsequent Earn-Out Payment, as applicable. Each Earn-Out Statement shall also include Buyer’s disagreement, if any, with Seller’s calculation of Unconnected Well Volumes contained in the applicable Well Report and specifying in reasonable detail Buyer’s grounds for such disagreement. Buyer shall be deemed to have agreed with all other items and amounts contained in such Well Report. If Buyer objects to any of Seller’s calculations in such Well Report, Buyer’s calculation of the applicable Earn-Out Payment(s) contained in such Earn-Out Statement shall be calculated based on Buyer’s calculation of Unconnected Well Volumes. Otherwise Buyer’s calculations of the applicable Earn-Out Payment(s) shall be made using the calculation of Unconnected Well Volumes set forth in such Well Report.
            (c)       If Seller agrees with Buyer’s calculations contained in an Earn-Out Statement, Seller shall notify Buyer of such agreement in writing (each such written notice, an “Agreement Notice”) and Buyer shall, upon the date that is the later of the date that is five Business Days after receipt of an Agreement Notice and February 15th of the relevant year in which such payment is payable, pay to Seller the amount of the Initial Earn-Out Payment or Subsequent Earn-Out Payment (as applicable) set forth in such Earn-Out Statement. If no Agreement Notice or Disagreement Notice (as defined below) is delivered by Seller within 30 days of Seller’s receipt of an Earn-Out Statement, Seller shall be deemed to have agreed with all items and amounts contained in such Earn-Out Statement and Buyer shall, upon the date that is the later of the date that is five Business Days after expiration of such 30 day period and February 15th of the relevant year in which such payment is payable, pay to Seller the amount of the Initial Earn-Out Payment or Subsequent Earn-Out Payment (as applicable) set forth in such Earn-Out Statement. The Third Earn-Out Payment is payable hereunder, if at all, within 5 Business Days of February 15, 2014.
            (d)       If Seller disagrees with any of Buyer’s calculations contained in an Earn-Out Statement, Seller may, within 30 days after receipt of such Earn-Out Statement, deliver a written notice to Buyer disagreeing with such calculations and specifying in reasonable detail (and including supporting documentation) Seller’s calculation of the applicable Earn-Out Payment(s) (each such written notice, a “Disagreement Notice”). Any Disagreement Notice shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have

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agreed with all other items and amounts contained in the applicable Earn-Out Statement. If a Disagreement Notice shall be duly delivered pursuant to this Section 4(d), Buyer and Seller shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the amount of the applicable Earn-Out Payment(s), which amount shall not be less than the amount thereof set forth in the applicable Earn-Out Statement nor more than the amount thereof set forth in the applicable Disagreement Notice. If Buyer and Seller are able to reach agreement during such period, Buyer shall promptly (and in no event later than five days after such agreement) pay to Seller the agreed amount of the applicable Earn-Out Payment(s). If Buyer and Seller are unable to reach such agreement during such period, Buyer and Seller shall promptly cause independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller (who shall not have any material relationship with Buyer or Seller) promptly to review the Agreement, this Exhibit B, the applicable Earn-Out Statement and the applicable Disagreement Notice for the purpose of calculating the applicable Earn-Out Payment(s), which amount in each case shall not be less than the amount thereof set forth in the applicable Earn-Out Statement nor more than the amount thereof set forth in the applicable Disagreement Notice. In making such calculation, such independent accountants shall consider only those items or amounts in the Earn-Out Statement as to which Seller has disagreed. Such independent accountants shall deliver to Buyer and Seller, as promptly as practicable, a report (the “Final Report”) setting forth the calculation of the applicable Earn-Out Payment(s). Such report shall be final and binding upon Buyer and Seller, and Buyer shall promptly (and in no event later than 5 Business Days after receipt of the Final Report (unless receipt of such Final Report is prior to February 15 in the year in which such Earn-Out Payment is payable, in which case on February 15) pay to Seller the amount of the Earn-Out Payment(s) contained in the applicable Final Report.
            (e)       Buyer and Seller agree that each will cooperate and make available books, records, work papers and personnel as reasonably requested by the independent accountant in connection with the preparation of the Final Report.
            5.        Late Payments. Any Earn-Out Payments or portions thereof due hereunder which are not paid when due shall bear interest at a rate equal to the lesser of (x) the thirty (30) day U.S. dollar LIBOR rate effective for the Business Day immediately following the date such Earn-Out Payment or portion thereof was due, as published by The Wall Street Journal, U.S. Internet Edition at www.wsj.com, plus an additional five percent (5%) and (y) the maximum rate permitted by Applicable Law, in each case calculated based on the number of days such Earn-Out Payment or portion thereof is delinquent. This Section 5 shall in no way limit any other remedies available to Seller.

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